                                                                     Exhibit 4.3

                       FIRST AMENDMENT TO CREDIT AGREEMENT

          FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 22, 2004 (this "Amendment"), to the Credit Agreement, dated as of November 5, 2004 (the "Existing Credit Agreement"), among Spheris Holding II, Inc. ("Holdings"), Spheris Inc. (as successor to Spheris Holding, Inc.) (the "Borrower"), the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A. (formerly JP Morgan Chase Bank) ("JPMorgan Chase Bank"), as administrative agent (in such capacity, the "Administrative Agent"), UBS Securities LLC, as syndication agent (in such capacity, the "Syndication Agent"), and Merrill Lynch Capital, a division of Merrill Lynch Financial Services, Inc., as documentation agent.

                                   WITNESSETH:

          WHEREAS, pursuant to the Existing Credit Agreement, the lenders party thereto (the "Lenders") have agreed to make, and have made, certain extensions of credit to the Borrower; and

          WHEREAS, the Borrower has requested, and the Required Lenders under the Existing Credit Agreement have agreed, that the Existing Credit Agreement be amended as provided herein;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below). As used in this Amendment, the "Amendment Effective Date" means the date as of which all of the conditions set forth or referred to in Section 3 below shall have been satisfied.

          2. Amendment of the Existing Credit Agreement.

          (a) On the Amendment Effective Date the Existing Credit Agreement is hereby amended to read in its entirety as set forth in Exhibit A hereto (the "Amended Credit Agreement"), without any further actions required for the effectiveness of such Amended Credit Agreement. On the Amendment Effective Date, the terms "Agreement," "this Agreement," "herein," "hereinafter," "hereto," "hereof" and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Amended Credit Agreement, and the term "Credit Agreement," as used in the other Loan Documents, shall mean the Amended Credit Agreement.

          (b) All Term Loans, Revolving Loans, Swingline Loans and Letters of Credit outstanding under the Existing Credit Agreement on the Amendment Effective Date shall continue to be outstanding under the Amended Credit Agreement and from and after the Amendment Effective Date the terms of the Amended Credit Agreement will govern the rights of the Lenders with respect thereto.

          3. Conditions to Effectiveness. This Amendment shall become effective if this Amendment shall have been executed and delivered by a duly authorized officer of each of

Holdings, the Borrower and the Required Lenders under the Existing Credit Agreement and acknowledged by each of the other Loan Parties.

          4. Representations and Warranties. After giving effect to this Amendment, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 3 of the Amended Credit Agreement as if made on and as of the date hereof except for any representation or warranty made as of the earlier date, which representation or warranty shall have been true and correct in all material respects as of such earlier date.

          5. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (b) This Amendment may be executed by one or more of the parties to this Agreement in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        SPHERIS INC.


                                        By /s/ Gregory T. Stevens
                                           -------------------------------------
                                        Name: Gregory Stevens
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------


                                        SPHERIS HOLDING II, INC.


                                        By /s/ Gregory T. Stevens
                                           -------------------------------------
                                        Name: Gregory Stevens
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------


                                        JPMORGAN CHASE BANK, N.A.
                                        as Administrative Agent and as a Lender


                                        By /s/ John C. Rjordan
                                           -------------------------------------
                                        Name: John C. Rjordan
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


ACKNOWLEDGED AND AGREED:

HEALTHSCRIBE, INC.
HEALTHSCRIBE-SCRIBES ACQUISITION
CORP.


By /s/ Dave Ehrhardt
   ----------------------------------
Name: Dave Ehrhardt
      -------------------------------
Title:
       ------------------------------


SPHERIS OPERATIONS INC.
SPHERIS CANADA INC.
SPHERIS LEASING LLC
EDIX CORPORATION


By /s/ Gregory T. Stevens
   ----------------------------------
Name: Gregory Stevens
      -------------------------------
Title: Secretary
       ------------------------------

                                                                    SPHERIS INC.
                                               SIGNATURE PAGE TO FIRST AMENDMENT
                                                   DATED AS OF DECEMBER 22, 2004



MERRILL LYNCH CAPITAL, a division of Merrill
Lynch Financial Services Inc., as Documentation
Agent and as Lender


By: /s/ Luis Viera
    ---------------------------------------
Name: Luis Viera
      -------------------------------------
Title: Vice President
       ------------------------------------



                                                                    SPHERIS INC.
                                               SIGNATURE PAGE TO FIRST AMENDMENT
                                                   DATED AS OF DECEMBER 22, 2004



UBS SECURITIES LLC, as Syndication Agent

By: /s/ Thomas J.W. Archis
    ---------------------------------------
Name: Thomas J.W. Archis
      -------------------------------------
Title: Director
       ------------------------------------


By: /s/
    ---------------------------------------
Name:
      -------------------------------------
Title: Americas Legal
       ------------------------------------


UBS LOAN FINANCE LLC, as Lender

By: /s/ Barbara Ezell-McMichael
    ---------------------------------------
Name: Barbara Ezell-McMichael
      -------------------------------------
Title: Associate Director
       Building Products Services, US
       ------------------------------------


By: /s/ Winslowe Ogbourne
    ---------------------------------------
Name: Winslowe Ogbourne
      -------------------------------------
Title: Associate Director
       Building Products Services, US
       ------------------------------------

================================================================================

                                CREDIT AGREEMENT

                                      among

                            SPHERIS HOLDING II, INC.,

             SPHERIS HOLDING, INC. (to be merged into SPHERIS INC.),
                                  as Borrower,

              The Several Lenders from Time to Time Parties Hereto,

                               UBS SECURITIES LLC,
                              as Syndication Agent,

                             MERRILL LYNCH CAPITAL,
              A DIVISION OF MERRILL LYNCH FINANCIAL SERVICES INC.

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                          as Co-Documentation Agents,

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                          Dated as of November 5, 2004

================================================================================

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Lead Arranger and Sole Bookrunner

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS....................................................     1

SECTION 1.1.  Defined Terms..............................................     1
SECTION 1.2.  Terms Generally............................................    26
SECTION 1.3.  Pro Forma Calculations.....................................    26
SECTION 1.4.  Classification of Loans and Borrowings.....................    27

ARTICLE II THE CREDITS...................................................    27

SECTION 2.1.  Commitments................................................    27
SECTION 2.2.  Loans......................................................    27
SECTION 2.3.  Borrowing Procedure........................................    29
SECTION 2.4.  Evidence of Debt; Repayment of Loans.......................    29
SECTION 2.5.  Fees.......................................................    30
SECTION 2.6.  Interest on Loans..........................................    31
SECTION 2.7.  Default Interest...........................................    31
SECTION 2.8.  Alternate Rate of Interest.................................    31
SECTION 2.9.  Termination and Reduction of Commitments...................    32
SECTION 2.10. Conversion and Continuation of Borrowings..................    32
SECTION 2.11. Repayment of Term Loan Borrowings..........................    33
SECTION 2.12. Optional Prepayments.......................................    34
SECTION 2.13. Mandatory Prepayments......................................    35
SECTION 2.14. Reserve Requirements; Change in Circumstances..............    36
SECTION 2.15. Indemnity..................................................    37
SECTION 2.16. Pro Rata Treatment.........................................    37
SECTION 2.17. Sharing of Setoffs.........................................    37
SECTION 2.18. Payments...................................................    38
SECTION 2.19. Taxes......................................................    38
SECTION 2.20. Assignment of Commitments Under Certain Circumstances;
              Duty to Mitigate...........................................    39
SECTION 2.21. Swingline Loans............................................    40
SECTION 2.22. Letters of Credit..........................................    41
SECTION 2.23. Increase in Term Loan Commitments..........................    41


ARTICLE III REPRESENTATIONS AND WARRANTIES...............................    46

SECTION 3.1.  Organization; Powers.......................................    46
SECTION 3.2.  Authorization..............................................    46
SECTION 3.3.  Enforceability.............................................    46
SECTION 3.4.  Governmental Approvals.....................................    47
SECTION 3.5.  Financial Statements.......................................    47
SECTION 3.6.  No Material Adverse Change.................................    47
SECTION 3.7.  Title to Properties; Possession Under Leases...............    47
SECTION 3.8.  Subsidiaries...............................................    48
SECTION 3.9.  Litigation; Compliance with Laws...........................    48
SECTION 3.10. Agreements.................................................    48

SECTION 3.11. Federal Reserve Regulations................................    48
SECTION 3.12. Investment Company Act; Public Utility Holding Company
              Act........................................................    48
SECTION 3.13. Use of Proceeds............................................    49
SECTION 3.14. Tax Returns................................................    49
SECTION 3.15. No Material Misstatements..................................    49
SECTION 3.16. Employee Benefit Plans.....................................    49
SECTION 3.17. Environmental Matters......................................    49
SECTION 3.18. Insurance..................................................    50
SECTION 3.19. Security Documents.........................................    50
SECTION 3.20. Location of Real Property and Leased Premises..............    50
SECTION 3.21. Labor Matters..............................................    50
SECTION 3.22. Solvency...................................................    51
SECTION 3.23. Representations and Warranties in Acquisition Documents....    51
SECTION 3.24. Senior Indebtedness........................................    51
SECTION 3.25. Certain Treasury Regulation Matters........................    51
SECTION 3.26. Foreign Assets Control Regulations, Etc....................    51

ARTICLE IV CONDITIONS OF LENDING.........................................    52

SECTION 4.1.  All Credit Events..........................................    52
SECTION 4.2.  First Credit Event.........................................    52

ARTICLE V AFFIRMATIVE COVENANTS..........................................    55

SECTION 5.1.  Existence; Businesses and Properties.......................    55
SECTION 5.2.  Insurance..................................................    55
SECTION 5.3.  Taxes......................................................    56
SECTION 5.4.  Financial Statements, Reports, etc.........................    57
SECTION 5.5.  Litigation and Other Notices...............................    58
SECTION 5.6.  Information Regarding Collateral...........................    58
SECTION 5.7.  Maintaining Records; Access to Properties and Inspections..    59
SECTION 5.8.  Use of Proceeds............................................    59
SECTION 5.9.  Further Assurances.........................................    59
SECTION 5.10. Certain Treasury Regulation Matters........................    60
SECTION 5.11. Hedging Agreements.........................................    60
SECTION 5.12. Environmental Laws.........................................    60

ARTICLE VI NEGATIVE COVENANTS............................................    61

SECTION 6.1.  Indebtedness...............................................    61
SECTION 6.2.  Liens......................................................    63
SECTION 6.3.  Sale and Lease-Back Transactions...........................    65
SECTION 6.4.  Investments, Loans and Advances............................    66
SECTION 6.5.  Mergers, Consolidations, Sales of Assets and Acquisitions..    68
SECTION 6.6.  Restricted Payments; Restrictive Agreements................    68
SECTION 6.7.  Transactions with Affiliates...............................    71
SECTION 6.8.  Business of Holdings, Borrower and Subsidiaries............    71
SECTION 6.9.  Other Indebtedness; Material Agreements....................    71

SECTION 6.10. Capital Expenditures.......................................    72
SECTION 6.11. Interest Coverage Ratio....................................    72
SECTION 6.12. Maximum Leverage Ratio.....................................    74
SECTION 6.13. Fiscal Year................................................    77
SECTION 6.14. Amendments to Acquisition Documentation....................    77

ARTICLE VII EVENTS OF DEFAULT............................................    77

ARTICLE VIII THE AGENTS..................................................    80

SECTION 8.1.  Appointment................................................    80
SECTION 8.2.  Delegation of Duties.......................................    80
SECTION 8.3.  Exculpatory Provisions.....................................    81
SECTION 8.4.  Reliance by Administrative Agent...........................    81
SECTION 8.5.  Notice of Default..........................................    81
SECTION 8.6.  Non-Reliance on Agents and Other Lenders...................    81
SECTION 8.7.  Indemnification............................................    82
SECTION 8.8.  Agent in Its Individual Capacity...........................    82
SECTION 8.9.  Successor Administrative Agent.............................    82
SECTION 8.10. Syndication Agent, Co-Documentation Agents.................    83

ARTICLE IX MISCELLANEOUS.................................................    83

SECTION 9.1.  Notices....................................................    83
SECTION 9.2.  Survival of Agreement......................................    83
SECTION 9.3.  Binding Effect.............................................    84
SECTION 9.4.  Successors and Assigns.....................................    84
SECTION 9.5.  Expenses; Indemnity........................................    86
SECTION 9.6.  Right of Setoff............................................    87
SECTION 9.7.  Applicable Law.............................................    87
SECTION 9.8.  Waivers; Amendment.........................................    88
SECTION 9.9.  Interest Rate Limitation...................................    89
SECTION 9.10. Entire Agreement...........................................    89
SECTION 9.11. WAIVER OF JURY TRIAL.......................................    89
SECTION 9.12. Severability...............................................    89
SECTION 9.13. Counterparts...............................................    90
SECTION 9.14. Headings...................................................    90
SECTION 9.15. Jurisdiction; Consent to Service of Process................    90
SECTION 9.16. Confidentiality............................................    90
SECTION 9.17. USA Patriot Act............................................    91
SECTION 9.18. Releases of Guarantees and Liens...........................    91

Schedules

Schedule 1.1(a)  Subsidiary Guarantors
Schedule 1.1(b)  Asset Sale Dispositions
Schedule 2.1     Lenders and Commitments
Schedule 2.22(b) Closing Date Letter of Credit

Schedule 3.2     Authorizations
Schedule 3.4     Governmental Approvals
Schedule 3.5(a)  Material Liabilities Not Reflected in Balance Sheet
Schedule 3.8     Subsidiaries
Schedule 3.9     Litigation
Schedule 3.17    Environmental Matters
Schedule 3.18    Insurance
Schedule 3.19(a) Filing Offices
Schedule 3.19(c) Mortgage Filing Offices
Schedule 3.20(a) Owned Property
Schedule 3.20(b) Leased Property
Schedule 4.2(a)  Other Local Counsel
Schedule 6.1     Outstanding Indebtedness on Closing Date
Schedule 6.2     Liens Existing on Closing Date
Schedule 6.4     Existing Investments
Schedule 6.7     Transactions with Affiliates

Exhibits

EXHIBIT A        Form of Assignment and Assumption
EXHIBIT B        Form of Borrowing Request
EXHIBIT C        Form of Guarantee and Collateral Agreement
EXHIBIT D        Form of Perfection Certificate
EXHIBIT E-1      Form of Opinion of Willkie Farr & Gallagher LLP
EXHIBIT E-2      Form of Opinion of Bass, Beary & Sims PLC
EXHIBIT E-3      Form of Opinion of Potter Anderson & Corroon LLP
EXHIBIT F        Form of Mortgage

          CREDIT AGREEMENT (this "Agreement"), dated as of November 5, 2004, among SPHERIS HOLDING II, INC., a Delaware corporation ("Holdings"), SPHERIS HOLDING, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), UBS SECURITIES LLC, as syndication agent (in such capacity, the "Syndication Agent"), MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH FINANCIAL SERVICES INC. and GENERAL ELECTRIC CAPITAL CORPORATION, as co-documentation agents (in such capacity, the "Co-Documentation Agents"), and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank) as administrative agent.

                                  WITNESSETH:

          WHEREAS, the Borrower will acquire all the capital stock of Spheris Inc., a Delaware corporation (the "Company"), pursuant to the Securities Purchase Agreement, dated as of October 12, 2004 (the "Acquisition Agreement"), between Spheris Holdings LLC (the "Seller") and the Borrower;

          WHEREAS, on the Closing Date, the Borrower will be merged with and into the Company, with the Company continuing as the surviving corporation in such merger (the "Merger"); and

          WHEREAS, upon the effectiveness of the Merger, the Company will succeed to all rights and obligations of the Borrower by operation of law and all references herein and in the other Loan Documents to the term "Borrower" shall thereupon be deemed to be references to the Company;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower hereunder, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   Definitions

     Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Acquired CapEx Amount" shall have the meaning assigned to such term in
Section 6.10(a).

     "Acquired Entity" shall have the meaning assigned to such term in Section 6.4(g).

     "Acquisition" shall mean the acquisition by the Borrower of all the outstanding capital stock of the Company and its subsidiaries pursuant to the Acquisition Agreement.

     "Acquisition Agreement" shall have the meaning assigned to such term in the recitals, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.14.

     "Acquisition Documentation" shall mean, collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

     "Administrative Agent" shall mean JPMorgan Chase Bank, N.A. together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

     "Administrative Agent Fees" shall have the meaning assigned to such term in
Section 2.5(b).

     "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

     "Agents" shall mean the collective reference to the Syndication Agent, the Co-Documentation Agents and the Administrative Agent.

     "Aggregate Exposure Percentage" shall mean for any Lender the percentage equivalent of a fraction, the numerator of which is the Aggregate Total Exposure of such Lender and the denominator of which is the Aggregate Total Exposure.

     "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

     "Aggregate Total Exposure" shall mean the Aggregate Revolving Credit Exposure and the outstanding Term Loans.

     "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread-Term Loans", "ABR Spread-Term Loans", "Eurodollar Spread-Revolving Loans and Swingline Loans" or "ABR Spread-Revolving Loans and Swingline Loans", as the case may be:

                                    EURODOLLAR SPREAD-       ABR SPREAD-
EURODOLLAR SPREAD-   ABR SPREAD-   REVOLVING LOANS AND   REVOLVING LOANS AND
    TERM LOANS        TERM LOANS     SWINGLINE LOANS       SWINGLINE LOANS
------------------   -----------   -------------------   -------------------
       4.00%            3.00%             3.00%                 2.00%

; provided, that on and after the first Adjustment Date (as defined in the definition of "Pricing Grid") occurring after December 31, 2004, the Applicable Percentage with respect to Revolving Loans and Swingline Loans will be determined pursuant to the Pricing Grid. The Applicable Margin for the Incremental Term Loan Facility shall be as specified in the Incremental Term Loan Assumption Agreement.

     "Approved Fund" shall have the meaning assigned to such term in Section
9.4.

     "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise but excluding investments permitted by Section 6.4) by Holdings, the Borrower or any of the Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of (a) any Equity Interests of any of the Subsidiaries (other than directors' qualifying shares or the sale by any person of Equity Interests of such person) or (b) any other assets of Holdings, the Borrower or any of the Subsidiaries (other than (i) inventory, damaged, obsolete or worn out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business, (ii) dispositions between or among the Borrower and Domestic Subsidiaries, (iii) dispositions listed on Schedule 1.1(b) hereto; (iv) dispositions between or among Foreign Subsidiaries, (v) dispositions of assets from the Borrower or a Domestic Subsidiary to a Foreign Subsidiary if the disposition were treated as an Investment in the Foreign Subsidiary and would be permitted by Section 6.4 and (vi) licenses of Intellectual Property in the ordinary course of business), provided, that any asset sale or series of related asset sales described in clause (b) above having a value not in excess of $1,000,000 shall be deemed not to be an "Asset Sale" for purposes of this Agreement.

     "Assignee" shall have the meaning assigned to such term in Section 9.4(b).

     "Assignment and Assumption" shall mean an Assignment and Assumption, substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" shall have the meaning assigned to such term in the preamble hereto.

     "Borrowing" shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

     "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.3 and substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

     "Breakage Event" shall have the meaning assigned to such term in Section 2.15.

     "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditures" shall mean, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations or Synthetic Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding in each case (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation, (ii) any such expenditure made as the purchase price of any

Permitted Acquisition or the HealthScribe Acquisition, (iii) capital expenditures relating to the construction or acquisition of any property that has been transferred to a Person (other than Holdings or any Subsidiary) pursuant to a sale-leaseback transaction permitted under Section 6.3, (iv) interest capitalized during such period, (v) the purchase price of equipment that is purchased during such period to the extent the consideration therefor consists of any combination of (x) used or surplus equipment traded in at the time of such purchase and (y) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business, (vi) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of the such price is reduced by the credit granted by the seller of such equipment for the equipment being traded at such time or (vii) any capital expenditures made with Net Cash Proceeds received from an Asset Sale.

     "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Management Obligations" shall mean obligations owed by Holdings, the Borrower or any of its Subsidiaries to any Lender or any Affiliate of a Lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

     "Change in Control" shall mean any of the following events:

     (a) prior to the initial Public Equity Offering, the Permitted Investors shall fail to beneficially own, directly or indirectly, Equity Interests in Holdings representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings;

     (b) after the initial Public Equity Offering, any "person" or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Investors becomes, directly or indirectly, the beneficial owner of Equity Interests in Holdings representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings and the percentage of aggregate voting power owned by such "person" or "group" exceeds the percentage of ordinary voting power owned by the Permitted Investors;

     (c) at any time, occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings or the Borrower by persons who were neither (i) nominated by the board of directors of Holdings or the Borrower, as the case may be, nor (ii) appointed by directors so nominated;

     (d) the occurrence of any change in control or similar event (however denominated) with respect to Holdings or the Borrower under and as defined in any indenture or agreement in respect of Material Indebtedness to which Holdings, the Borrower or a Subsidiary is a party; or

     (e) at any time, Holdings shall cease to directly own, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower.

     "Change in Law" shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the

Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Charges" shall have the meaning assigned to such term in Section 9.9.

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Other Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a Term Loan Commitment, an Incremental Term Loan Commitment or a Swingline Commitment.

     "Closing Date" shall mean November 5, 2004.

     "Co-Documentation Agents" shall have the meaning assigned to such term in the Preamble hereto.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean all the "Collateral" as defined in any Security Document, and shall include the Mortgaged Properties.

     "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

     "Commitment Fee" shall have the meaning assigned to such term in Section 2.5(a).

     "Company" shall have the meaning assigned to such term in the recitals.

     "Conduit Lender" shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.19 or 9.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

     "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) all income tax expense (including, without limitation, income tax expense of consolidated Foreign Subsidiaries) and foreign withholding tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any non-recurring fees, cash charges and other cash expenses made or incurred in connection with the Transactions that are paid or otherwise accounted for within 180 days of the consummation of the Transactions, (v) any extraordinary losses, (vi) (A) facilities relocation or closing costs, (B) non-recurring restructuring costs and (C) integration costs and fees, including cash severance costs, in connection with Permitted Acquisitions and the HealthScribe Acquisition, in each case incurred during such period and payable in cash, in an aggregate amount under this clause (vi) not to exceed $5,000,000, (vii) amortization and impairment charges resulting from purchase accounting adjustments (including inventory step-up adjustments recognized in costs of sales and write-offs of in-process research and development costs), (viii) any non-cash compensation charges and deferred compensation charges, including arising from stock options, taken during such period, and (ix) any other non-cash charges (other than the write-down of current assets), impairments and expenses for such period (including amortization of loan acquisition costs and unrealized gains and losses on Hedging Agreements and gains and losses on foreign exchange (including in respect of intercompany notes)) minus (b) without duplication (i) all cash payments made during such period on account of non-cash charges added to Consolidated Net Income pursuant to clauses (a)(viii) or (ix) above in such period or in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income (other than normal accruals in the ordinary course of business) for such period, all determined on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, Consolidated EBITDA for (i) the second quarter of fiscal 2004 shall be deemed to be $8,600,000, (ii) for the third quarter of fiscal year 2004 shall be deemed to be $9,500,000 and (iii) for the fourth quarter of fiscal year 2004, for the period between October 1, 2004 and October 31, 2004 shall be deemed to be $3,400,000 and for the period between November 1, 2004 and December 31, 2004 shall be the actual EBITDA.

     "Consolidated Interest Expense" shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations), net of cash interest income of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Borrower or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined (a) by excluding non-cash interest expense and amortization of deferred financing costs and original issue discount and (b) after giving effect to any net payments made or received by the Borrower or any Subsidiary with respect to interest rate Hedging Agreements.

     "Consolidated Net Income" shall mean, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Holdings during such period as though such charge, tax or expense had been incurred by the Borrower, to the extent that the Borrower has made or would be entitled under the Loan Documents to make any payment to or for the account of Holdings in respect thereof); provided, that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by the Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary, (b) the income or loss of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date that such person's assets are acquired by the Borrower or any Subsidiary, (c) the income of any person in which any other person (other than the Borrower or a wholly owned Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or a wholly owned Subsidiary by such person during such period, (d) any gains or losses attributable to sales of assets out of the ordinary course of business in excess of $500,000 and (e) gains and losses, realized or unrealized, relating to fluctuations in currency values. Notwithstanding anything set forth in clause
(a) above to the contrary, a Foreign Subsidiary may agree to restrict its ability to declare dividends or similar distributions without excluding the net income of such Foreign Subsidiary from Consolidated Net Income so long as (a) the agreement that restricts such ability relates to Indebtedness of such Foreign Subsidiary described in Section 6.1(h) or Section 6.1(o), (b) the proceeds thereof are used, directly or indirectly through intercompany transfers, to prepay the Loans and (c) the net income of such Foreign Subsidiary, together with the net income of each other Foreign Subsidiary subject to a similar restriction, does not exceed 10% of Consolidated Net Income.

     "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Credit Event" shall have the meaning assigned to such term in Section 4.1.

     "Cumulative Excess Cash Flow" shall mean the sum of Excess Cash Flow (but not less than zero in any period) for the period commencing on the Closing Date and ending on December 31, 2004 and Excess Cash Flow for each succeeding fiscal year commencing with the fiscal year ended December 31, 2005 and ending on the Borrower's most recently ended fiscal year.

     "Cure Amount" shall have the meaning assigned to such term in Article VII.

     "Cure Right" shall have the meaning assigned to such term in Article VII.

     "Current Assets" shall mean, at any time, the consolidated current assets (other than cash, deferred income taxes and Permitted Investments) of the Borrower and the Subsidiaries.

     "Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and the Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and
(b) outstanding Revolving Loans and Swingline Loans.

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

     "Defaulting Lender" shall mean any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Loans, participations in L/C Exposure or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

     "De Minimis Holders" shall mean, with respect to any wholly owned Subsidiary holders of directors' qualifying shares and other de minimis ownership interests required to be owned under foreign law by local residents.

     "Determination Date" shall mean each date that is three Business Days after any Calculation Date.

     "Dollars" and "$" shall mean dollars in lawful currency of the United
States.

     "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia. If a Foreign Subsidiary becomes a Guarantor and complies with the provisions of Section 5.9 as to collateral, the Borrower may elect by written notice to the Administrative Agent to treat such Subsidiary as a Domestic Subsidiary for purposes of the Loan Documents; provided, that the Administrative Agent concludes, in its reasonable discretion, that the Lenders would have substantially the same rights against such Subsidiary pursuant to the Security Documents under the law of the relevant foreign jurisdiction as the Lenders would have if such Subsidiary were organized in the United States of America.

     "Environmental Laws" shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives having the force of law and orders (including consent orders), in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

     "Environmental Liability" shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Environmental Permits" shall mean any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization pursuant to any Environmental Law.

     "Equity Interests" shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

     "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; (g) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a non-exempt "prohibited transaction" with respect to which Holdings, the Borrower, any of the Subsidiaries or any ERISA Affiliate is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Holdings, the Borrower or any such Subsidiary or ERISA Affiliate could otherwise be liable; or (i) any other event or condition with respect to a Plan or Multiemployer Plan that could result in material liability of the Borrower or any ERISA Affiliate.

     "Eurocurrency Reserve Requirements" shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Eurodollar Rate.

     "Eurodollar Base Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the relevant page of the Telerate screen as of 11:00 A.M., New York City Time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the Telerate screen, the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in the relevant currency at or about 11:00 A.M., New York City Time, two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where its relevant Eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

     "Eurodollar Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

     "Event of Default" shall have the meaning assigned to such term in Article VII.

     "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, the excess of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year and (ii) reductions to noncash working capital of the Borrower and the Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) over (b) the sum, without duplication, of (i) the amount of any Tax Payments in cash by the Borrower and the Subsidiaries with respect to such fiscal year, (ii) Consolidated Interest Expense for such fiscal year payable in cash, (iii) Capital Expenditures made in cash in accordance with Section 6.10 and cash expenditures in connection with Permitted Acquisitions and the HealthScribe Acquisition during such fiscal year, in each case except to the extent financed with the proceeds of Indebtedness, equity issuances or other proceeds that would not be included in Consolidated EBITDA for such fiscal year, (iv) permanent repayments of Indebtedness (other than mandatory prepayments of Loans under Section 2.13), including the principal component of Capitalized Lease Obligations and Synthetic Lease Obligations, made by the Borrower and the Subsidiaries during such fiscal year, but only to the extent that such prepayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (v) additions to noncash working capital for such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year), (vi) proceeds received by the Loan Parties during such fiscal year from insurance claims with respect to casualty events, business interruption or product recalls which reimburse prior business expenses, (vii) management fees for such fiscal year permitted to be paid under Section 6.6(a)(iii), (viii) cash indemnity payments received during such fiscal year pursuant to indemnification provisions in any agreement in connection with the Acquisition, the Merger, any Permitted Acquisition, the HealthScribe Acquisition or any other Investment permitted hereunder (or in any similar agreement related to any other acquisition consummated prior to the Closing Date), (ix) Restricted Payments made in such fiscal year to the extent such Restricted Payments are permitted under Sections 6.6(a)(ii) and 6.6(a)(iv), (x) letter of credit fees paid in such fiscal year,
(xi) all extraordinary cash charges for such fiscal year, (xii) cash payments made in satisfaction of current liabilities during such fiscal year, (xiii) to the extent included in determining Consolidated EBITDA, non-recurring cash charges for such fiscal year, (xiv) to the extent added to Consolidated Net Income in determining Consolidated EBITDA, losses from discontinued operations for such fiscal year, (xv) cash expenditures made in respect of Hedging Agreements during such fiscal year to the extent not reflected in the computation of Consolidated EBITDA, (xvi) to the extent not deducted from Consolidated Net Income in determining Consolidated EBITDA, cash payments for employment benefits made during such fiscal year and (xvii) to the extent not deducted from Consolidated Net Income in determining Consolidated EBITDA, cash payments for reserves deemed appropriate by the Borrower for environmental liabilities during such fiscal year. For purposes of computation of Excess Cash Flow, Consolidated EBITDA shall be computed by excluding (A) items (iv), (v) and
(vi) of clause (a) of the definition of Consolidated EBITDA to the extent such items are paid in cash during such fiscal year, (B) without duplication of clause (b)(xvii) above and to the extent added to Consolidated Net Income in determining Consolidated EBITDA, reserves deemed appropriate by the Borrower for environmental liabilities for such fiscal year, (C) without duplication of clause (b)(xvi) above and to the extent added to Consolidated Net Income in determining Consolidated EBITDA, employment benefits for such fiscal year and
(D) to the extent added to Consolidated Net Income in determining Consolidated EBITDA, working capital changes resulting from purchase accounting for such fiscal year.

     "Excluded Equity Issuances" shall mean (i) the issuance of Equity Interests by Holdings to the Sponsor, (ii) the issuance of Equity Interests by Holdings the proceeds of which are used to fund Permitted Acquisitions, (iii) Equity Interests issued by Holdings as compensation to employees of Holdings and its Subsidiaries in the ordinary course of business and (iv) the issuance of Permitted Cure Securities.

     "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(a)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.19(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to
Section 2.19(a).

     "Executive Order" shall mean have the meaning assigned to such term in
Section 3.26.

     "Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of April 30, 2004, among the Company, the lenders party thereto and Merrill Lynch Capital, as administrative agent, as such agreement may be amended, supplemented or otherwise modified from time to time prior to the date hereof.

     "Facility" shall mean each of (a) the Term Commitments and the Term Loans made thereunder (the "Term Facility"), (b) the Incremental Term Commitments and the Incremental Term Loans made thereunder (the "Incremental Term Loan Facility") and (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Facility").

     "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" shall mean the Administrative Agent Fee Letter dated October 12, 2004, between the Borrower and the Administrative Agent.

     "Fee Payment Date" shall mean (a) the third Business Day following the last day of each March, June, September and December and (b) the Revolving Credit Maturity Date.

     "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees, the Issuing Bank Fees and any other fees payable by a Loan Party pursuant to a fee agreement entered into with the Administrative Agent or any other Lender.

     "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such person.

     "Financial Performance Covenant" shall have the meaning assigned to such term in Article VII.

     "Foreign Assets Control Regulations" shall mean have the meaning assigned to such term in Section 3.26.

     "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

     "Funded Debt" shall mean, as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

     "Funding Office" shall mean the office of the Administrative Agent specified in Section 9.1 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

     "GAAP" shall mean United States of America generally accepted accounting principles.

     "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

     "Group Members" shall mean the collective reference to Holdings, the Borrower and the Subsidiaries.

     "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantee and Collateral Agreement" shall mean the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit C.

     "Guarantors" shall mean Holdings and the Subsidiary Guarantors.

     "Hazardous Materials" shall mean (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

     "HealthScribe Acquisition" shall mean the acquisition of HealthScribe, Inc., a Delaware corporation, by the Borrower or a Subsidiary Guarantor pursuant to the Agreement and Plan of Merger dated as of September 20, 2004 among HealthScribe, Inc., MTS Group Holdings, Inc. and HSI Merger Sub. Inc., as amended.

     "Hedging Agreement" shall mean any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Holdings" shall have the meaning assigned to such term in the preamble hereto.

     "Holdings Equity Contribution" shall have the meaning assigned to such term in Section 4.2(j).

     "Inactive Subsidiary" shall mean any Subsidiary of the Borrower that (a) does not conduct any business operations, (b) has assets with a total book value not in excess of $10,000 and (c) does not have any Indebtedness outstanding.

     "Incremental Term Lender" shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

     "Incremental Term Loan Amount" shall mean, at any time, $50,000,000.

     "Incremental Term Loan Assumption Agreement" shall mean an Incremental Term Loan Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Term Lenders.

     "Incremental Term Loan Borrowing" shall mean a Borrowing comprised of Incremental Term Loans.

     "Incremental Term Loan Commitment" shall mean the commitment of any Lender, established pursuant to Section 2.23, to make Incremental Term Loans to the Borrower.

     "Incremental Term Loan Maturity Date" shall mean the final maturity date of any Incremental Term Loan, as set forth in the Incremental Term Loan Assumption Agreement.

     "Incremental Term Loan Repayment Dates" shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the Incremental Term Loan Assumption Agreement.

     "Incremental Term Loans" shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.1(b). Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.23 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

     "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed (it being understood that, unless such person shall have assumed such obligations, the amount of such Indebtedness shall be the lesser of (x) the fair market value of the property securing such Indebtedness and (y) the stated principal amount of such Indebtedness), (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations and Synthetic

Lease Obligations of such person, (h) all outstanding reimbursement obligations of such person as an account party in respect of letters of credit, (i) all obligations of such person in respect of bankers' acceptances and (j) all obligations of such person under or in respect of Hedging Agreements. For purposes of determining the amount of Indebtedness of any person under clause
(j) of the preceding sentence, the amount of the obligations of such person in respect of any Hedging Agreement at any time shall be zero prior to the time any counterparty to such Hedging Agreement shall be entitled to terminate such Hedging Agreement and, thereafter, shall be the maximum aggregate amount (giving effect to any netting agreements) that such person would be required to pay if such Hedging Agreement were terminated at such time. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner only to the extent such person is liable therefor by contract, as a matter of law or otherwise, and shall not include any Indebtedness of such partnership that is expressly non-recourse to such person. For clarification purposes, the liability of the Borrower or any Subsidiary Guarantor to make any periodic payments to licensors in consideration for the license of patents and technical information under license agreements in existence on the Closing Date and any amount payable in respect of a settlement of disputes with respect to such payments thereunder, shall not constitute Indebtedness. Indebtedness incurred by Holdings pursuant to Section 6.1 shall not be included in the computations under Section 6.11 or 6.12. Notwithstanding any other provision of this Agreement to the contrary, (i) the term "Indebtedness" shall not be deemed to include (x) any earn-out obligation until such obligation becomes a liability on the balance sheet of the applicable Person, (y) any deferred compensation arrangements or (z) any non compete or consulting obligations incurred in connection with Permitted Acquisitions or the HealthScribe Acquisition and (ii) the amount of Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount or the fair market value of such identified asset, as the case may be.

     "Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

     "Intellectual Property" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

     "Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

     "Interest Payment Date" shall mean (a) as to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan,
(b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

     "Interest Period" shall mean, as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 12:00 (noon), New York City Time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Credit Maturity Date or beyond the date final payment is due on the Term Loans, as the case may be; and

          (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

     "Issuing Bank" shall mean, as the context may require, (a) JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and
(b) any other Lender that may become an Issuing Bank pursuant to Section 2.22(i) or 2.22(k), with respect to Letters of Credit issued by such Lender. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "Issuing Bank Fees" shall have the meaning assigned to such term in Section 2.5(c).

     "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.22.

     "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

     "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

     "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.5(c).

     "Lenders" shall mean (a) the persons listed on Schedule 2.1 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Assumption) and (b) any person that has become a party hereto pursuant to an Assignment and Assumption. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

     "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.22.

     "Leverage Ratio" shall mean, on any date, the ratio of the total Indebtedness of the Borrower and the Subsidiaries on a consolidated basis on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security Documents, any fee letters entered into between any Loan Party and the Administrative Agent or any Lender and the Incremental Term Loan Assumption Agreement.

     "Loan Parties" shall mean the Borrower and the Guarantors.

     "Loans" shall mean the Revolving Loans, the Term Loans and the Swingline Loans.

     "Margin Stock" shall have the meaning assigned to such term in Regulation
U.

     "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, properties, financial condition or liabilities of Holdings, the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or
(c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document.

     "Material Indebtedness" shall mean Indebtedness (other than the Loans and Letters of Credit) of any one or more of Holdings, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $2,500,000.

     "Material Subsidiary" shall mean, at any time, any Subsidiary which at such time shall be a "significant subsidiary" of the Borrower within the meaning of Regulation S-X of the SEC as in effect on the date hereof; provided, that the Borrower and its Material Subsidiaries shall at all times have assets during the term of this Agreement constituting at least 90% of the Borrower's consolidated total assets; provided, further, that each Subsidiary which owns any Intellectual Property (other than Intellectual Property with an aggregate fair market value of less than $150,000) shall be deemed to be a Material Subsidiary hereunder.

     "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, molds, pollutants, contaminants, radioactivity, radiofrequency radiation or any other radiation associated with or allegedly associated with the telecommunications business, and any other substance of any kind that is regulated pursuant to or gives rise to liability under any applicable Environmental Law.

     "Maximum Rate" shall have the meaning assigned to such term in Section 9.9.

     "Merger" shall have the meaning assigned to such term in the recitals.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgaged Properties" shall mean each parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.9.

     "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 5.9, each substantially in the form of Exhibit F.

     "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale or Recovery Event, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker's and investment banking fees or commissions, legal, environmental assessment, appraisal and consultant's fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against (A) any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale and (B) any liabilities associated with such asset or assets and retained by the Borrower or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (provided, that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by the asset sold in such Asset Sale or the asset relating to such Recovery Event, as applicable, and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset); provided, however, that, if (x) the Borrower shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the Borrower's intent to reinvest such proceeds in productive assets of a kind used or useful in the business of the Borrower and its Subsidiaries within 365 days of receipt of such proceeds and (y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used or contractually committed to be used at the end of such 365-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds; and (b) with respect to any issuance or incurrence of Indebtedness or any issuance or sale of Equity Interests, the cash proceeds thereof, net of all taxes and fees (including investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses) incurred in connection therewith.

     "Not Otherwise Applied" shall mean, with reference to any amount of Net Cash Proceeds of any transaction or event or of Excess Cash Flow, that such amount was not required to be applied to prepay the Loans pursuant to Section 2.13(c).

     "Obligations" the unpaid principal of and interest on (including interest accruing after the maturity of the Loans (including the Incremental Term Loans) and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Hedging Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedging Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

     "OID" shall have the meaning assigned to such term in Section 2.23(b).

     "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan

Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "Other Term Loans" shall have the meaning assigned to such term in Section 2.23(a).

     "Parent" shall mean any direct or indirect parent of Holdings.

     "Participant" shall have the meaning assigned to such term in Section
9.4(c).

     "Patriot Act" shall have the meaning assigned to such term in Section 9.17.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

     "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Exhibit D, prepared by the Borrower.

     "Permitted Acquisition" shall have the meaning assigned to such term in
Section 6.4(g).

     "Permitted Cure Securities" shall have the meaning assigned to such term in
Article VII.

     "Permitted Investments" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or, in the case of a Foreign Subsidiary, marketable direct obligations issued by or unconditionally guaranteed by the government of the country of such Foreign Subsidiary or backed by the full faith and credit of the government of the country of such Foreign Subsidiary, in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc. or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments;

          (c) investments in certificates of deposit, Eurodollar deposits, overnight bank deposits or banker's acceptances, demand deposits and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any Lender or any other commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 or issued by or offered by a bank organized under the laws of any foreign country recognized by the United States the long-term debt of which is rated at least "A" or the equivalent by S&P or "A" or the equivalent thereof by Moody's having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000 or the foreign currency equivalent thereof;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

          (e) investments in marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

          (f) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (e) above;

          (g) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing; and

          (h) solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Foreign Bank") and maturing within twelve (12) months of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank.

     "Permitted Investors" shall mean (a) the Sponsor, (b) the other holders of Equity Interests in Holdings on the Closing Date and, to the extent approved by the Administrative Agent (such approval not to be unreasonably withheld) other persons who, within 45 days after the Closing Date, become holders of Equity Interests in Holdings (and any Affiliate of any such person under this clause
(b)) and (c) the directors, executive officers and other management employees of Holdings or the Borrower on the Closing Date.

     "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

     "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pricing Grid" the table set forth below:

                                       EURODOLLAR SPREAD-                 ABR SPREAD-
                                 REVOLVING LOANS AND SWINGLINE   REVOLVING LOANS AND SWINGLINE
        LEVERAGE RATIO                       LOANS                           LOANS
        --------------           -----------------------------   -----------------------------
Category 1                                   3.00%                           2.00%
Greater than 5.00 to 1.00
Category 2
Greater than 4.50 to 1.00, but               2.75%                           1.75%
less than or equal to 5.00 to
1.00
Category 3                                   2.50%                           1.50%
Greater than 4.00 to 1.00, but
less than or equal to 4.00 to
1.00
Category 4                                   2.25%                           1.75%
Less than or equal to 4.00 to
1.00

     Each change in the Applicable Percentage resulting from a change in the Leverage Ratio shall be effective with respect to all Loans and Letters of Credit outstanding on and after the date (the "Adjustment Date") of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.4(a) or (b) and Section 5.4(c), respectively, indicating such change, and until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, until the Borrower shall have delivered the financial statements and certificates required by Section 5.4(a) and Section 5.4(d), respectively, for the fiscal period ended on or about December 31, 2004, the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage. In addition, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.4(a) or (b) and Section 5.4(c), respectively, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent or the Required Lenders may require that the Leverage Ratio shall be deemed to be in Category 1 for purposes of determining the Applicable Percentage.

     "Pro Forma Basis" shall mean, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed Permitted Acquisition, the HealthScribe Acquisition or Asset Sale (including pro forma adjustments arising out of events which are directly attributable to the proposed Permitted Acquisition, the HealthScribe Acquisition or Asset Sale, are factually supportable and are expected to have a continuing impact, in each case as reasonably determined by the Borrower and as certified by a Financial Officer of the Borrower and approved by the Administrative Agent) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired or sold or to be acquired or sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Permitted Acquisitions, the HealthScribe Acquisition or Asset Sale, and all other Permitted Acquisitions, the HealthScribe Acquisition or Asset Sales that have been consummated during the period, and any Indebtedness or other liabilities incurred or repaid in connection with any such Permitted Acquisitions, the HealthScribe Acquisition or Asset Sale had been consummated and incurred or repaid at the beginning of such period (and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, in connection with any Permitted Acquisition and the HealthScribe Acquisition, the Borrower shall be permitted to assume cost savings certified by a Responsible Officer of the Borrower and expected to be achieved within a twelve-month period following the closing of such Permitted Acquisition or the HealthScribe Acquisition, as the case may be if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent. For purposes of determining compliance with the covenants set forth in Sections 6.11 and 6.12 (and the computations made for purposes of determining the Applicable Percentage), all calculations shall be made on a Pro Forma Basis after giving effect to the Transactions, treating each as if it were a Permitted Acquisition (subject, in the case of the Transactions, to the limitations contained in clause (a)(iv) of the definition of Consolidated EBITDA).

     "Pro Forma Compliance" shall mean, at any date of determination, that the Borrower shall be in pro forma compliance with the covenants set forth in Sections 6.11 and 6.12 as of the date of such determination or the last day of the most recent fiscal quarter-end, as the case may be (computed on the basis of (a) balance sheet amounts as of such date and (b) income statement amounts for the most recently completed period of four consecutive fiscal quarters for which financial statements shall have been delivered to the Administrative Agent and calculated on a Pro Forma Basis in respect of the event giving rise to such determination).

     "Pro Rata Percentage" shall mean, of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect.

     "Public Equity Offering" shall mean an underwritten public offering of common stock of, and by, Holdings or Parent pursuant to a registration statement filed with the SEC in accordance with the Securities Act of 1933, as amended.

     "Recovery Event" shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Loan Party.

     "Register" shall have the meaning assigned to such term in Section 9.4(b).

     "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.22(e) for amounts drawn under Letters of Credit.

     "Related Parties" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

     "Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

     "Repayment Date" shall have the meaning assigned to such term in Section 2.11.

     "Required Lenders" shall mean, at any time, the holders of more than 50% of
(a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the total Revolving Credit Exposure of all Lenders at such time; provided, that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Term Loans and Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

     "Restricted Indebtedness" shall mean Indebtedness of Holdings, the Borrower or any Subsidiary, the payment, prepayment, repurchase or defeasance of which is restricted under Section 6.9(b).

     "Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary.

     "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

     "Revolving Credit Commitment" shall mean, as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

     "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender's L/C Exposure, plus the aggregate amount at such time of such Lender's Swingline Exposure. In the case of Revolving Loans denominated in Alternative Currencies, such amount shall be calculated using the Dollar Equivalent thereof.

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                                                                              23


     "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

     "Revolving Credit Maturity Date" shall mean November 5, 2009.

     "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to clause (ii) of Section 2.1(a).

     "S&P" shall mean Standard & Poor's Ratings Services.

     "SEC" shall mean the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

     "Secured Parties" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

     "Security Documents" shall mean the Mortgages, the Guarantee and Collateral Agreement and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.9.

     "Senior Secured Leverage Ratio" shall mean, on any date, the ratio of the sum of the outstanding principal amount of Loans and other senior secured Indebtedness of the Borrower and its Subsidiaries on a consolidated basis on such date to Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

     "Senior Subordinated Notes" shall mean the 11% Senior Subordinated Notes due 2012 of the Borrower issued prior to the Senior Subordinated Note Indenture.

     "Senior Subordinated Note Indenture" shall mean the Indenture dated as of December 22, 2004 entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower and such Subsidiaries in connection therewith.

     "Specified Hedging Agreement" shall mean any Hedging Agreement entered into by the Borrower and any Lender or affiliate thereof.

     "Sponsor" shall mean Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P., Soros Private Equity Investors LP and their respective Affiliates.

     "Subordinated Indebtedness" shall mean Indebtedness of the Borrower (i) which does not require the issuer thereof or any other obligor thereon or any Subsidiary thereof to maintain any specified financial condition or performance (other than as a condition to the taking of certain actions), (ii) which is unsecured, (iii) which contains no scheduled principal payments prior to the date which is six months after the Term Loan Termination Date and no mandatory prepayments other than customary asset sale and change of control prepayments (the terms of which provide that the Obligations shall be paid prior to any such prepayment of such Indebtedness) and (iv) which contains subordination provisions reasonably satisfactory to the Administrative Agent, together with any exchange notes or any replacement notes issued under the applicable Subordinated Indebtedness Agreement. Subordinated Indebtedness may be issued only if (x) no Default or Event of Default has occurred or will result therefrom and (ii) the Borrower will be in Pro Forma Compliance after giving effect thereto. Without limitation of the foregoing, the Senior Subordinated Notes shall constitute Subordinated Indebtedness.

     "Subordinated Indebtedness Agreement" shall mean the indenture, note purchase agreement, loan agreement or similar agreement entered into by the Borrower and certain of the Guarantors in connection with the issuance of the Subordinated Indebtedness or Subordinated Mezzanine Indebtedness, together with all instruments and other agreements entered into by the Borrower or such Guarantor in connection therewith. Without limitation of the foregoing, the Senior Subordinated Notes shall constitute Subordinated Indebtedness.

     "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or a combination thereof.

     "Subsidiary" shall mean any subsidiary of the Borrower.

     "Subsidiary Guarantor" shall mean each Subsidiary listed on Schedule 1.1(a), and each other Subsidiary that is or becomes a party to the Guarantee and Collateral Agreement.

     "Swingline Commitment" shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.21, as the same may be reduced from time to time pursuant to Section 2.9 or 2.21.

     "Swingline Exposure" shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

     "Swingline Lender" shall mean JPMorgan Chase Bank, N.A. in its capacity as lender of Swingline Loans hereunder.

     "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to Section 2.21.

     "Syndication Agent" shall have the meaning assigned to such term in the preamble hereto.

     "Synthetic Lease" shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

     "Synthetic Lease Obligations" shall mean, as to any person, an amount equal to the sum of (a) the obligations of such person to pay rent or other amounts under any Synthetic Lease which are attributable to principal and, without duplication, (b) the amount of any purchase price payment under any Synthetic Lease assuming the lessee exercises the option to purchase the leased property at the end of the lease term.

     "Synthetic Purchase Agreement" shall mean any swap, derivative or other agreement or combination of agreements pursuant to which Holdings, the Borrower or any Subsidiary is or may become obligated to make (a) any payment in connection with a purchase by any third party from a person other than Holdings, the Borrower or any Subsidiary of any Equity Interest or Restricted Indebtedness of Holdings, the Borrower or a Subsidiary or (b) any payment (other than on account of a permitted purchase by it of any Equity Interest or Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Restricted Indebtedness of Holdings, the Borrower or a Subsidiary; provided, that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of Holdings, the Borrower or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

     "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings imposed by any Governmental Authority.

     "Tax Payments" shall mean net payments in cash by the Loan Parties in respect of Taxes pursuant to the Tax Sharing Agreement.

     "Tax Sharing Agreement" shall mean the Tax Sharing Agreement dated as of the Closing Date among Holdings, Parent, the Borrower and certain Subsidiaries.

     "Term Loan" shall have the meaning assigned to such term in Section 2.1(a). Unless the context shall otherwise require, the term "Term Loans" shall include Incremental Term Loans.

     "Term Loan Borrowing" shall mean a Borrowing comprised of Term Loans.

     "Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans hereunder as set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (i) reduced from time to time pursuant to Section 2.9 and (ii) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4. The original aggregate amount of the Term Loan Commitments is $75,000,000.

     "Term Loan Maturity Date" shall mean November 5, 2010.

     "Term Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the principal amount of such Lender's Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

     "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The initial Total Revolving Credit Commitment is $25,000,000.

     "Trading With the Enemy Act" shall have the meaning assigned to such term in Section 3.26.

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                                                                              26


     "Transactions" shall mean, collectively, (a) the execution, delivery and performance by Holdings and the Borrower of the Acquisition Agreement and the consummation of the Acquisition and the Merger, (b) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and, in the case of the Borrower, the making of the initial Borrowings hereunder, (c) the funding of subordinated bridge loan financing on the Closing Date, (d) the repayment of all amounts outstanding or due under, and the termination of, the Existing Credit Agreement, (e) the Holdings Equity Contribution and (e) the payment of related fees and expenses.

     "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Eurodollar Rate and the Alternate Base Rate.

     "Uniform Customs" shall have the meaning assigned to such term in Section 9.7.

     "wholly owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares and other de minimis ownership interests required to be owned under foreign law by local residents) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

     "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall"; and the words "asset" and "property" shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if, before or after any change in GAAP occurs, the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any such change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower's compliance with such covenant (and the computations made for purposes of determining the Applicable Percentage) shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

     Section 1.3. Pro Forma Calculations. With respect to any period during which any Permitted Acquisition, the HealthScribe Acquisition or any Asset Sale occurs as permitted pursuant to the terms hereof, the Leverage

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                                                                              27


Ratio and the Interest Coverage Ratio shall be calculated with respect to such period and such Permitted Acquisition, the HealthScribe Acquisition or such Asset Sale on a Pro Forma Basis.

     Section 1.4. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                                   ARTICLE II

                                   The Credits

     Section 2.1. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (i) to make a term loan to the Borrower in Dollars (a "Term Loan") on the Closing Date in a principal amount not to exceed its Term Loan Commitment and (ii) to make Revolving Loans to the Borrower in Dollars, at any time and from time to time on or after the date hereof and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the limits set forth in clause (ii) of the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.

     (b) Incremental Term Loans. Each Lender having an Incremental Term Loan Commitment hereby agrees, severally and not jointly, on the terms and subject to the conditions set forth herein and in the applicable Incremental Term Loan Assumption Agreement and in reliance on the representations and warranties set forth herein and in the other Loan documents, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

     Section 2.2. Loans. (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.2(f) and Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) (A) in the case of a Revolving Borrowing, an integral multiple of $1,000,000 and not less than $1,000,000 and (B) in the case of a Term Loan Borrowing or an Incremental Term Loan Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000 (except with respect to any Incremental Term Loan Borrowing, to the extent otherwise provided in the related Incremental Term Loan Assumption Agreement) or
(ii) in the case of any Borrowing, equal to the remaining available balance of the applicable Commitments.

     (b) Subject to Section 2.8, each Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans, as the Borrower may request pursuant to Section
2.3. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any

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                                                                              28


Borrowing that, if made, would result in more than ten (10) Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Except with respect to Loans made pursuant to Section 2.2(f) and Swingline Loans, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Funding Office not later than 12:00 (noon), New York City Time, and the Administrative Agent shall promptly transfer the amounts so received to the account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

     (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.22(e) within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 12:00 (noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.22(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the

Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.6(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

     Section 2.3. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.2(f), as to which this Section 2.3 shall not apply), the Borrower shall hand deliver or fax to the Administrative Agent (or give telephonic notice promptly confirmed by written notice) a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City Time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Loan Borrowing, an Incremental Term Loan Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing (provided, that until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitment has been completed (which notice shall be given as promptly as practicable and, in any event, within 7 days after the Closing Date), the Borrower shall not be permitted to request a Eurodollar Borrowing); (ii) the date of such Borrowing (which shall be a Business Day);
(iii) the number and location of the account to which funds are to be disbursed;
(iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.2. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.3 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     Section 2.4. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to each Lender, through the Administrative Agent, (i) the principal amount of each Term Loan of such Lender as provided in
Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date. The Borrower hereby promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Credit Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Guarantor and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

     (e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.4) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

     Section 2.5. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to 0.50% per annum on the daily unused amount of the Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Commitments of such Lender shall expire or be terminated); provided that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided, further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

     (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administration fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

     (c) The Borrower agrees to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on each Fee Payment Date a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of Eurodollar Loans pursuant to Section 2.6, and (ii) to the Issuing Bank, for its own account, a fronting fee of 0.25% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

     (d) All Fees shall be paid in Dollars on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing

Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

     Section 2.6. Interest on Loans. (a) Subject to the provisions of Section 2.7, the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

     (b) Subject to the provisions of Section 2.7, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

     (c) Interest on each Loan shall be payable to the applicable Lenders, through the Administrative Agent, on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Eurodollar Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     Section 2.7. Default Interest. Any amount (whether of principal, interest, Fees or otherwise) not paid when due hereunder or under any other Loan Document shall bear interest, to the extent permitted by law (after as well as before judgment), payable on demand, (a) in the case of principal, at the rate otherwise applicable thereto pursuant to Section 2.6 plus 2.00% per annum and
(b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Term Loan plus 2.00% per annum.

     Section 2.8. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to a majority in interest of the Lenders participating or to participate in such Loan of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.3 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.8 shall be conclusive absent manifest error.

     Section 2.9. Termination and Reduction of Commitments. (a) The Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date. The Revolving Credit Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Revolving Credit Maturity Date.

     (b) Upon at least three Business Days' prior irrevocable written or fax notice (or telephonic notice promptly confirmed by written notice) to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Term Loan Commitments or the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000 and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

     (c) Each reduction in the Term Loan Commitments or the Revolving Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of termination of the Commitments of any Class, all accrued and unpaid Commitment Fees relating to such Class to but excluding the date of such termination.

     Section 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing denominated in Dollars into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing denominated in Dollars or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City Time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) until the Administrative Agent shall have notified the Borrower that the primary syndication of the Commitments has been completed (which notice shall be given as promptly as practicable and, in any event, within seven (7) days after the Closing Date), no ABR Borrowing may be converted into a Eurodollar Borrowing; provided, that after such seven-day (or shorter) period, each ABR Borrowing converted to a Eurodollar Borrowing shall have an initial Interest Period of thirty (30) days;

          (ii) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (iii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.2(a) and 2.2(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

          (iv) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

          (v) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15; and

          (vi) after the occurrence and during the continuance of a Default specified in clause (b) or (c) of Article VII (without regard to any applicable grace period in such clause (c)), no outstanding Loan denominated in Dollars may be converted into, or continued as, a Eurodollar Loan.

     Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity, currency denomination and amount of the Borrowing that the Borrower requests be converted or continued,
(ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Eurodollar Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

     Section 2.11. Repayment of Term Loan Borrowings. (a) The Borrower shall pay to the applicable Lenders, through the Administrative Agent, on the dates set forth below, or if any such date is not a Business Day, on the next preceding Business Day (each such date being called a "Repayment Date"), a principal amount of the Term Loans (as adjusted from time to time pursuant to Sections 2.11(c), 2.12, 2.13(e) and 2.23(d)) equal to such Lender's Term Percentage, multiplied by a percentage of the original aggregate principal amount of the Term Loans, as set forth below (together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment):

     Repayment Date       Amount
     --------------       ------
March 31, 2005             0.25%
June 30, 2005              0.25%
September 30, 2005         0.25%
December 31, 2005          0.25%
March 31, 2006             0.25%
June 30, 2006              0.25%
September 30, 2006         0.25%
December 31, 2006          0.25%
March 31, 2007             0.25%
June 30, 2007              0.25%
September 30, 2007         0.25%
December 31, 2007          0.25%
March 31, 2008             0.25%
June 30, 2008              0.25%

     Repayment Date       Amount
     --------------       ------
September 30, 2008         0.25%
December 31, 2008          0.25%
March 31, 2009             0.25%
June 30, 2008              0.25%
September 30, 2009         0.25%
December 31, 2009          0.25%
March 31, 2010             0.25%
June 30, 2010              0.25%
September 30, 2010         0.25%
Term Loan Maturity Date   94.25%

     (b) The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.11(c), 2.12 and 2.13(e)) equal to the amount set forth for such date in the Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

     (c) In the event and on each occasion that any Term Loan Commitment (other than an Incremental Term Loan Commitment) shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each Repayment Date shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.

     (d) To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date and all Incremental Term Loans shall be due and payable on the Incremental Term Loan Maturity Date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

     (e) All repayments pursuant to this Section 2.11 shall be subject to
Section 2.15, but shall otherwise be without premium or penalty.

     Section 2.12. Optional Prepayments. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or fax notice (or telephonic notice promptly confirmed by written notice) in the case of Eurodollar Loans, or written or fax notice (or telephonic notice promptly confirmed by written notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City Time; provided, however, that each partial prepayment of Loans denominated in Dollars shall be in an amount that is an integral multiple of $100,000 and not less than $500,000.

     (b) Optional prepayments of Term Loans shall be allocated ratably between the Term Loans and the Other Term Loans, if any, and shall be applied first, in chronological order to the installments of principal in respect of the Term Loans and Other Term Loans scheduled to be paid within 12 months after such optional prepayment and second, pro rata against the remaining scheduled installments of principal due in respect of the Term Loans and Other Term Loans.

     (c) Each notice of prepayment shall specify the prepayment date and the principal amount and currency denomination of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment; provided, however, that in the case of a prepayment of an ABR Revolving Loan or a Swingline Loan that is not made in connection with a termination of the Revolving Credit Commitments, the accrued and unpaid interest on the principal amount prepaid shall be payable on the next scheduled Interest Payment Date with respect to such ABR Revolving Loan or Swingline Loan.

     Section 2.13. Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Borrowings and all outstanding Swingline Loans and replace all outstanding Letters of Credit. If as a result of any partial reduction of the Revolving Credit Commitments the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and/or replace outstanding Letters of Credit in an amount sufficient to eliminate such excess.

     (b) Not later than the third Business Day following the completion of any Asset Sale or Recovery Event, the Borrower shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans and Other Term Loans in accordance with Section 2.13(f).

     (c) No later than the earlier of (i) 105 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2006, and (ii) the date on which the financial statements with respect to such period are delivered pursuant to Section 5.4(a), the Borrower shall prepay outstanding Term Loans and Other Term Loans in accordance with Section 2.13(f) in an aggregate principal amount equal to 50% of Excess Cash Flow for the fiscal year then ended; provided, however, that in the event the Leverage Ratio at the end of such fiscal year was equal to or less than 4.00 to 1.00, no such prepayment shall be required.

     (d) In the event that any Loan Party or any subsidiary of a Loan Party shall receive Net Cash Proceeds from the issuance or other disposition of Indebtedness for money borrowed (or similar transaction evidenced by bonds, debentures, notes or similar instruments) of any Loan Party or any subsidiary of a Loan Party (other than Indebtedness for money borrowed (or similar transaction evidenced by bonds, debentures, notes or similar instruments) permitted pursuant to Section 6.1, except for Indebtedness incurred under Section 6.1(j), for which a mandatory prepayment shall be required), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans and Other Term Loans in accordance with Section 2.13(f).

     (e) In the event that Holdings or the Borrower shall receive Net Cash Proceeds from the issuance or sale of Equity Interests of Holdings or the Borrower (other than pursuant to an Excluded Equity Issuance), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by Holdings or the Borrower, apply an amount equal to 50% of such Net Cash Proceeds to prepay outstanding Term Loans and Other Term Loans in accordance with Section 2.13(f); provided, however, that in the event the Leverage Ratio at the end of the most recently ended fiscal quarter was equal to or less than 4.00 to 1.00, no such prepayment shall be required.

     (f) Mandatory prepayments of outstanding Term Loans under this Agreement shall be allocated ratably between the Term Loans and Other Term Loans, if any, and shall be applied first, in chronological order to the installments of principal in respect of the Term Loans and Other Term Loans scheduled to be paid within 12 months after such mandatory prepayment and second, pro rata against the remaining scheduled installments of principal due in respect of the Term Loans and Other Term Loans under Section 2.11.

     (g) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.15, but shall otherwise be without premium or penalty.

     Section 2.14. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Eurodollar Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), in each case, by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided, that the Borrower shall not be under any obligation to compensate any Lender or the Issuing Bank under paragraph (a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to such request if such Lender or the Issuing Bank knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

     Section 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of
(a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period, but such loss shall not, in any event, include any lost profit or loss of applicable margin. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.

     Section 2.16. Pro Rata Treatment. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees or the L/C Participation Fees, each reduction of the Term Loan Commitments or the Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans or participations in L/C Disbursements, as applicable). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     Section 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid amount of all Loans and L/C Exposure then outstanding as the amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

     Section 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00
(noon), New York City Time, on the date when due in Dollars and in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.21(e)) shall be made to the Administrative Agent at the Funding Office, or at such other location as the Administrative Agent shall notify the Borrower from time to time in accordance with Section 9.1. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof.

     (b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     Section 2.19. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower or any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Loan Party shall make such deductions and (iii) the Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than penalties or interest attributable to (i) a failure or delay by the Administrative Agent or such Lender, as applicable, in making such written demand to the Borrower or (ii) the gross negligence or willful misconduct of the Administrative Agent or such Lender, as applicable), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     Section 2.20. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.19, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrower that requires the consent of a greater percentage of the Lenders than the Required Lenders and such amendment, waiver or other modification is consented to by the Required Lenders, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.4(b)), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse, representation or warranty, except as to warranty as to its ownership of the assigned obligations (in accordance with and subject to the restrictions contained in Section 9.4), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Document (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of the Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.15); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.14 or the amounts paid pursuant to Section 2.19, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital or cease to result in amounts being payable under Section 2.19, as the case may be (including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall waive its right to further payments under
Section 2.19 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

     (b) If (i) any Lender or the Issuing Bank shall request compensation under
Section 2.14 or (ii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.19, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or Affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or would reduce amounts payable pursuant to
Section 2.19, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

     Section 2.21. Swingline Loans. (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans to the Borrower at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $5,000,000 in the aggregate or
(ii) the Aggregate Revolving Credit Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Credit Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $100,000 and not less than $100,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

     (b) Swingline Loan Borrowing Procedure. The Borrower shall notify the Swingline Lender by fax, or by telephone (confirmed by fax), not later than 12:00 (noon), New York City time, on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan and the wire transfer instructions for the account of the Borrower to which the proceeds of such Swingline Loan should be transferred. The Swingline Lender shall promptly make each Swingline Loan by wire transfer to the account specified by the Borrower in such request.

     (c) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephonic notice promptly confirmed by written notice) to the Swingline Lender and to the Administrative Agent before 12:00
(noon), New York City time on the date of prepayment at the Swingline Lender's address for notices specified in Section 9.1.

     (d) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.7, shall bear interest at the rate provided for the ABR Revolving Loans as provided in Section 2.6(a).

     (e) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day require the Revolving Credit Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Credit Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Lender, specifying in such notice such Lender's Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender's Pro Rata Percentage of such Swingline Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.2(c) with respect to Loans made by such Lender (and Section 2.2(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.

     Section 2.22. Letters of Credit. (a) General. The Borrower may request the issuance of a Letter of Credit denominated in Dollars for its own account or for the account of any Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or fax to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. The Issuing Bank shall promptly (i) notify the Administrative Agent in writing of the amount and expiry date of each Letter of Credit issued by it and (ii) provide a copy of each such Letter of Credit (and any amendments, renewals or extensions thereof) to the Administrative Agent. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (i) the L/C Exposure shall not exceed $10,000,000 and (ii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment. The Borrower shall be deemed to have complied with the notification and other information delivery requirements set forth in this Section 2.22(b) in respect of the Letter of Credit in the form attached hereto as Schedule 2.22(b), which Letter of Credit shall be deemed to be issued as a Letter of Credit hereunder on the Closing Date.

     (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Revolving Credit Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

     (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.2(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent (or directly to the Issuing Bank, with concurrent notice to the Administrative Agent) an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., New York City Time, on any Business Day, not later than 10:00 a.m., New York City Time, on the immediately following Business Day.

     (f) Obligations Absolute. The Borrower's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

          (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

          (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

          (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

          (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

     (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.2(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

     (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 30 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the other provisions of this paragraph (i), upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.5(c)(ii). The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Administrative Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the L/C Exposure as of such date; provided, however, that the obligation to deposit such cash shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

     (k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an Issuing Bank under the terms of the Agreement. Any Lender designated as an Issuing Bank pursuant to this paragraph (k) shall be deemed to be an "Issuing Bank" (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.

     Section 2.23. Increase in Term Loan Commitments. (a) The Borrower may, by written notice to the Administrative Agent, request Incremental Term Loan Commitments in an amount not to exceed the Incremental Term Loan Amount from one or more Incremental Term Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans in their own discretion; provided, that
(i) before submitting any such request to a Person that is not a Lender, the Borrower shall first give each existing Lender the opportunity to provide such Incremental Term Loan Commitments (in which case, existing Lenders shall have no more than two (2) Business Days from the date of such notice to indicate whether they are willing to provide such Incremental Term Loans) and (ii) each Incremental Term Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be equal to the Incremental Term Loan Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (which shall not be less than 10 Business Days after the date of such notice) and (iii) whether such Incremental Term Loan Commitments are to be Term Loan Commitments or commitments to make term loans with terms different from the Term Loans ("Other Term Loans"). The Incremental Term Loans shall be made on a single borrowing date.

     (b) The Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Term Loan Assumption Agreement shall specify the terms of the Incremental Term Loans to be made thereunder; provided, that, without the prior written consent of the Required Lenders, (i) the final maturity date of any Other Term Loans shall be no earlier than the Term Loan Maturity Date and (ii) the average life to maturity of any Other Term Loans shall be no shorter than the average life to maturity of the Term Loans and provided, further, that, if the interest rate margin in respect of any Other Term Loan would exceed the Applicable Percentage for the Term Loans by more than 1/2 of 1% (it being understood that any such increase may take the form of original issue discount ("OID"), with OID being equated to the interest rates in a manner determined by the Administrative Agent based on an assumed four-year life to maturity), the Applicable Percentage for the Term Loans shall be increased so that the interest rate margin in respect of such Other Term Loan (giving effect to any OID issued in connection with such Other Term Loan) is no more than 1/2 of 1% higher than the Applicable Percentage for the Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitment evidenced thereby as provided for in Section 9.8(b). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower's consent (not to be unreasonably withheld) and furnished to the other parties hereto.

     (c) Notwithstanding the foregoing, no Incremental Term Loan Commitment shall become effective under this Section 2.23 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.1 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) the Administrative Agent shall have received (with sufficient copies for each of the Incremental Term Lenders) legal opinions, board resolutions and other closing certificates and documentation consistent with those delivered on the Closing Date under Section 4.2, (iii) on the last day of the fiscal quarter immediately preceding the date of such effectiveness, the Pro Forma Leverage Ratio (after giving effect to such Incremental Term Loan Commitment and the Loans to be made thereunder and the application of the proceeds therefrom) is at least 0.25x to 1.0 less than the maximum Leverage Ratio permitted by Section 6.12 for such day, (iv) on the last day of the fiscal quarter immediately preceding the date of such effectiveness, the Pro Forma Senior Secured Leverage Ratio (after giving effect to such Incremental Term Loan Commitment and the Loans to be made thereunder and the application of the proceeds therefrom) is no greater than 2.5 to 1.0; and
(v) the Borrower would be in Pro Forma Compliance after giving effect to such Incremental Term Loan Commitment and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date.

     (d) Each of the parties hereto hereby agrees that the Administrative
Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis, and the Borrower agrees that Section 2.15 shall apply to any conversion of Eurodollar Term Loans to ABR Term Loans reasonably required by the Administrative Agent to effect the foregoing. In addition, to the extent any Incremental Term Loans are not Other Term Loans, the scheduled amortization payments under Sections 2.11(a) required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

                                  ARTICLE III

                         Representations and Warranties

     Each of Holdings and the Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each of the Lenders that (both prior to and after giving effect to the Acquisition and the Merger):

     Section 3.1. Organization; Powers. Holdings, the Borrower and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

     Section 3.2. Authorization. The Transactions (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, material agreement or other material instrument to which Holdings, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound,
(ii) except as set forth on Schedule 3.2, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, material agreement or other material instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

     Section 3.3. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan

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                                                                              47


Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

     Section 3.4. Governmental Approvals. Except as set forth on Schedule 3.4, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of any Mortgages, (c) such as have been made or obtained and are in full force and effect or which are not material to the consummation of the Transactions and (d) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

     Section 3.5. Financial Statements. (a) The Borrower has heretofore furnished to the Lenders (i) the consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Spheris Holdings LLC and its consolidated subsidiaries as of and for the fiscal years ended December 31, 2003, and December 31, 2002, audited by and accompanied by the unqualified opinion of Ernst & Young LLP, independent public accountants and
(ii) the unaudited consolidated balance sheet and related statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries as of and for each fiscal month subsequent to December 31, 2003 ended 30 days before the Closing Date. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its consolidated subsidiaries as of such dates and for such periods. Except as set forth on Schedule 3.5(a), such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, except that the unaudited financial statements are subject to normal year-end adjustments and do not contain notes thereto.

     (b) The Borrower has heretofore delivered to the Lenders the unaudited pro forma consolidated balance sheet of the Company and its consolidated subsidiaries at September 30, 2004, prepared giving effect to the Transactions as if they had occurred on such date. Such pro forma financial statements have been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro forma financial information (which assumptions are believed by the Borrower on the date hereof and on the Closing Date to be reasonable), are based on the best information available to the Borrower as of the date of delivery thereof, accurately reflect, in all material respects, all adjustments required to be made to give effect to the Transactions and present fairly, in all material respects, on a pro forma basis the estimated consolidated financial position of the Company and its consolidated subsidiaries as of such date and for such periods, assuming that the Transactions had actually occurred at such date or at the beginning of such period, as the case may be.

     Section 3.6. No Material Adverse Change. No event, change or condition has occurred that has had, or could reasonably be expected to have, a material adverse effect on the business, assets, operations, properties, financial condition or liabilities of Holdings, the Borrower and the Subsidiaries, taken as a whole, since December 31, 2003.

     Section 3.7. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and material assets, except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 6.2 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.2.

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                                                                              48


     (b) Each of Holdings, the Borrower and each of the Subsidiaries has complied with all material obligations due and payable or required to be performed under all material leases to which it is a party and all such material leases are in full force and effect. Each of Holdings, the Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except where the failure to so enjoy could not reasonably be expected to have a Material Adverse Effect.

     Section 3.8. Subsidiaries. Schedule 3.8 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Holdings or the Borrower therein. The shares of Equity Interests so indicated on Schedule
3.8 are owned by Holdings or the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents).

     Section 3.9. Litigation; Compliance with Laws. (a) Except as set forth on
Schedule 3.9, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower, any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.9 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     (c) None of Holdings, the Borrower or any of the Subsidiaries or any of their respective material properties or material assets is in violation of, nor will the continued operation of their material properties and material assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

     Section 3.10. Agreements. (a) None of Holdings, the Borrower or any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (b) None of Holdings, the Borrower or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

     Section 3.11. Federal Reserve Regulations. (a) None of Holdings, the Borrower or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

     Section 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower or any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the

Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     Section 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans (other than Incremental Loans) and will request the issuance of Letters of Credit only for the purposes specified in Section 5.8. The Borrower will use the proceeds of any Incremental Term Loans solely as set forth in the applicable Incremental Term Loan Assumption Agreement.

     Section 3.14. Tax Returns. Each of the Holdings, the Borrower and each of the Subsidiaries has filed or caused to be filed all Federal and all material state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all material taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Holdings, the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves and except for taxes the nonpayment of which could not reasonably be expected to have a Material Adverse Effect.

     Section 3.15. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of Holdings or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, when taken as a whole and together with the representations and warranties contained in this Agreement, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each of Holdings and the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule and it is understood that actual results may differ from forecasts and projections.

     Section 3.16. Employee Benefit Plans. Each of the Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under any underfunded Plan (based on the assumptions used to fund such plan and when considered together with all such underfunded Plans) did not, as of the last annual valuation dates applicable thereto, exceed the fair market value of the assets of such underfunded Plans by an amount that could reasonably be expected to result in a Material Adverse Effect.

     Section 3.17. Environmental Matters. (a) Except as set forth in Schedule
3.17 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Holdings, the Borrower or any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     Section 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by the Borrower or by the Borrower for its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid if due. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are, when considered in its entirety, in the good faith judgment of the Borrower prudent in the ordinary course of business of the Borrower and its Subsidiaries.

     Section 3.19. Security Documents. (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) is delivered to the Administrative Agent, the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any other person, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in all such Collateral as to which a security interest may be perfected by such a filing (other than Intellectual Property), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.2.

     (b) Upon the recordation of the Guarantee and Collateral Agreement with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

     (c) The Mortgages, if any, are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages, if any, are filed in the offices specified on Schedule 3.19(c), the Mortgages, if any, shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.2.

     Section 3.20. Location of Real Property and Leased Premises. Schedule 3.20(a) lists completely and correctly as of the Closing Date all domestic real property owned by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries, as the case may be, as of the Closing Date, own in fee all the real property set forth on Schedule 3.20(a). Schedule 3.20(b) lists completely and correctly as of the Closing Date all material domestic real property leased by the Borrower and the Subsidiaries and the addresses thereof. The Borrower and the Subsidiaries, as the case may be, as of the Closing Date, have valid leasehold interests in all the real property set forth on Schedule 3.20(b).

     Section 3.21. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against Holdings, the Borrower or any Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any Subsidiary is bound. Except to the extent any of the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) the hours worked by and payments made to employees of Holdings, the Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (b) all payments due from Holdings, the Borrower or any Subsidiary, or for which any claim may be made against Holdings, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary.

     Section 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Loan Parties taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties taken as a whole will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties taken as a whole will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties taken as a whole will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

     Section 3.23. Representations and Warranties in Acquisition Documents. All representations and warranties set forth in the Acquisition Documents were true and correct at the time as of which such representations and warranties were made (or deemed made) except where the failure to be true and correct could not reasonably be likely to have a Material Adverse Effect.

     Section 3.24. Senior Indebtedness. The Obligations constitute "Senior Indebtedness" under and as defined in any applicable Subordinated
Indebtedness Agreement.

     Section 3.25. Certain Treasury Regulation Matters. The Borrower does not intend to treat the Loans and related transactions as being a "reportable" transaction (within the meaning of Treasury Regulation 1.6011-4). The Borrower acknowledges that the Administrative Agent and one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation
Section 301.6112-1 to the extent that the Borrower's application of the proceeds of the Loans requires the same and the Administrative Agent and such Lender or Lenders, as applicable, may, in connection therewith, maintain such lists and other records as they may determine is required by such Treasury Regulation.

     Section 3.26. Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. Section 1 et seq., as amended) (the "Trading With the Enemy Act") or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, Part 500, as amended) (the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). To the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries (a) is a "blocked person" as described in the Executive Order, the Trading With the Enemy

Act or the Foreign Assets Control Regulations or (b) engages transactions with any such "blocked person" blocked by such order, law or regulation.

                                   ARTICLE IV

                              Conditions of Lending

     The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

     Section 4.1. All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a "Credit Event"):

     (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.3 (or such notice shall have been deemed given in accordance with Section 2.3) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.22(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.21(b).

     (b) The representations and warranties set forth in Article III hereof and in each other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.

     (c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

     Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower and Holdings on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.1.

     Section 4.2. First Credit Event. On the Closing Date:

          (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Willkie Farr & Gallagher, counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit E-1, and (ii) each local counsel listed on Schedule 4.2(a), substantially to the effect set forth in Exhibit E-2, in each case (A) dated the Closing Date, (B) addressed to the Issuing Bank, the Administrative Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and Holdings and the Borrower hereby request such counsel to deliver such opinions.

          (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent.

          (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or the Administrative Agent may reasonably request.

          (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs
     (b) and (c) of Section 4.1.

          (e) The Administrative Agent and the Syndication Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (f) The Security Documents shall have been duly executed by each Loan Party that is to be a party thereto and shall be in full force and effect on the Closing Date. The Administrative Agent on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Security Document, except to the extent otherwise provided herein or in such Security Documents.

          (g) The Administrative Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Borrower, and shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) of formation of such persons, in which the chief executive office of each such person is located and in the other jurisdictions in which such persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 6.2 or have been or will be contemporaneously released or terminated.

          (h) [Reserved].

          (i) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by
     Section 5.2 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender's loss payable endorsement and to name the Administrative Agent on behalf of the Secured Parties as additional insured, in form and substance satisfactory to the Administrative Agent.

          (j) Acquisition, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

               (1)  the Acquisition shall have been consummated;

               (2) Holdings shall have received at least $101,500,000 from the proceeds of equity issued by Holdings, and such proceeds shall have been contributed to the Borrower (the "Holdings Equity Contribution");

               (3) the Borrower shall have received $50,000,000 in gross cash proceeds from the subordinated bridge loans;

               (4) the Administrative Agent shall have received satisfactory evidence that the cash fees and expenses to be incurred in connection with the Acquisition and the financing thereof shall not exceed $6,300,000;

               (5) (i) The Administrative Agent shall have received satisfactory evidence that the Existing Credit Agreement shall have been terminated and all amounts thereunder shall have been paid in full and (ii) arrangements satisfactory to the Administrative Agent shall have been made for the termination of all Liens granted in connection therewith; and

               (6) Immediately after giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and the Subsidiaries shall have outstanding no Indebtedness or preferred stock other than (a) Indebtedness outstanding under this Agreement, (b) the Subordinated Bridge Loans and
                    (c) Indebtedness set forth on Schedule 6.1. Immediately after giving effect to the Transactions and the other transactions contemplated hereby, Holdings shall have no outstanding Indebtedness or preferred stock other than its Guarantee of the Indebtedness outstanding under this Agreement and its Guarantee of the Subordinated Bridge Loans.

          (k) The Lenders shall have received the financial statements and opinion referred to in Section 3.5.

          (l) All requisite Governmental Authorities shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall not be any pending or threatened litigation, governmental, administrative or judicial action that could reasonably be expected to prevent or impose materially burdensome conditions on the Transactions or the other transactions contemplated hereby. All requisite third-party consents necessary for the consummation of the Acquisition shall have been obtained except for those third-party consents where the failure to so obtain such consents would not have a Material Adverse Effect.

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                                                                              55


          (m) The Lenders shall have received a certificate of the chief financial officer of the Borrower certifying that the Adjusted Leverage Ratio as at September 30, 2004 (such day, the "Test Date"), is no greater than 5.33 to 1.0 and containing all information and calculations necessary for determining such ratio. For purposes of this paragraph (m) "Adjusted Leverage Ratio" means the ratio of (i) total Indebtedness of the Borrower and its Subsidiaries on the Closing Date after giving effect to the Acquisition and the other Transactions consummated on the Closing Date (excluding Letters of Credit) to (ii) consolidated pro forma EBITDA (calculated in the manner previously agreed to by the Administrative Agent) of the Company and its Subsidiaries for the period of 12 consecutive fiscal months ending on the Test Date.

          (n) The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower documenting the solvency of the Borrower and its Subsidiaries after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.

                                   ARTICLE V

                              Affirmative Covenants

     Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of its Subsidiaries to:

     Section 5.1. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.5.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect all rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names used in or relating to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; maintain and operate such business in substantially the manner in which it is presently conducted and operated, including any reasonable extension, development or expansion thereof; comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 5.2. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the

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                                                                              56


use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

     (b) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender's loss payable endorsement, in form and substance satisfactory to the Administrative Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Administrative Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent may reasonably require from time to time to protect their interests; deliver evidence of all such policies to the Administrative Agent; upon the occurrence of an Event of Default, deliver original or certified copies of all such policies to the Administrative Agent upon its request; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent; deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, evidence of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

     (c) If at any time the area in which the Premises, if any, (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area, obtain earthquake insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require.

     (d) With respect to any Mortgaged Property, if any, carry and maintain comprehensive general liability insurance including a "broad form" commercial general liability endorsement and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $1,000,000, naming the Administrative Agent as an additional insured, on forms satisfactory to the Administrative Agent.

     (e) Notify the Administrative Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.2 is taken out by the Borrower; and promptly deliver to the Administrative Agent a duplicate original copy of such policy or policies.

     Section 5.3. Taxes. Pay all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge or levy so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property,

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                                                                              57


there is no risk of forfeiture of such property or (b) the nonpayment thereof could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.4. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent (either physically or through electronic delivery reasonably acceptable to the Administrative Agent), which shall furnish to each Lender:

          (a) the earlier of (x) the date of the required public filing of the same and (y) within 105 days after the end of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of the accounting firm (in the case of paragraph (a)) or Financial Officer (in the case of paragraph (b)) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations and which may be provided by a Financial Officer if accounting firms generally are not providing such certificates) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.6, 6.10, 6.11 and 6.12 and, in the case of a certificate delivered with the financial statements required by paragraph (a) above, (x) setting forth the Borrower's calculation of Excess Cash Flow and (y) certifying that there has been no change in the business activities, assets or liabilities of Holdings, or if there has been any such change, describing such change in reasonable detail and certifying that Holdings is in compliance with
     Section 6.8;

          (d) within 45 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year);

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                                                                              58


          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or, after the initial Public Equity Offering (disregarding for purposes of this Section 5.4(e) the Net Cash Proceeds dollar threshold contained in the definition of such term), distributed to its shareholders, as the case may be;

          (f) promptly after the receipt thereof by Holdings or the Borrower or any Subsidiary, a copy of any "management letter" received by any such person from its certified public accountants and the management's response thereto; and

          (g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 5.4(a), (b) or (e) (to the extent any such documents are included in materials otherwise filed with the
SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the Borrower's website address; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

     Section 5.5. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $2,500,000; and

          (d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     Section 5.6. Information Regarding Collateral. (a) Furnish to the Administrative Agent prompt written notice of any change in (i) any Loan Party's legal name, (ii) the jurisdiction of organization or formation of any Loan Party, (iii) any Loan Party's identity or corporate structure or (iv) any Loan Party's Federal Taxpayer Identification Number. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

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                                                                              59


     (b) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.4(a), deliver to the Administrative Agent a certificate of a Financial Officer setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.6.

     Section 5.7. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any Material Subsidiary at reasonable times and as often as reasonably requested (but not, except during the continuance of an Event of Default, more than two times per fiscal year) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Holdings, the Borrower or any Material Subsidiary with the officers thereof and independent accountants therefor. Except following the occurrence and during the continuance of any Default, the Borrower shall be entitled to have a representative present at all such discussions and to obtain a copy of all written requests for information relating to any Loan Party made by the Administrative Agent or any Lender to any third party.

     Section 5.8. Use of Proceeds. Use the proceeds of (a) the Term Loans (other than the Incremental Term Loans) to pay (i) a portion of the Existing Credit Agreement and other existing Indebtedness of the Borrower, (ii) transaction costs incurred in connection with the Transactions and (iii) a portion of the purchase price set forth in the Acquisition Agreement, (b) the Revolving Loans and Swingline Loans for working capital and general corporate purposes, (c) the Letters of Credit for general corporate purposes and (d) Incremental Term Loans for general corporate purposes (including Permitted Acquisitions and the HealthScribe Acquisition).

     Section 5.9. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including (i) filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust and (ii) delivering duly executed deposit account control agreements as contemplated by, and within the time period referred to in, the Guarantee and Collateral Agreement) that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Borrower will cause any subsequently acquired or organized Domestic Subsidiary (other than any Inactive Subsidiary) or any Domestic Subsidiary that ceases to be an Inactive Subsidiary to become a Loan Party by executing the Guarantee and Collateral Agreement and each other applicable Security Document in favor of the Administrative Agent. In addition, subject to the last sentence of this Section 5.9, from time to time, the Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Subsidiaries (including real and other properties acquired subsequent to the Closing Date, but excluding real property with an individual value of less than $1,000,000, leasehold real property, other immaterial leasehold property, and other Excluded Property (as defined in the Guarantee and Collateral Agreement). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Administrative Agent, and the Borrower shall deliver or cause to

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                                                                              60


be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent shall reasonably request to evidence compliance with this Section 5.9. The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. In furtherance of the foregoing, the Borrower will give prompt notice to the Administrative Agent of the acquisition by it or any of the Domestic Subsidiaries of any real property (or any interest in real property) having an individual value in excess of $1,000,000. The actions required under this Section 5.9 shall be taken within 30 days (or such later time as may be acceptable to the Administrative Agent) after the event giving rise to the requirement to take such action. Notwithstanding the foregoing, (x) the Administrative Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Lenders of the security afforded thereby and (y) Liens required to be granted pursuant to this
Section 5.9 shall be subject to exceptions and limitations consistent with those set forth in the Collateral Documents as in effect on the Closing Date (to the extent appropriate in the applicable jurisdiction).

     Section 5.10. Certain Treasury Regulation Matters. In the event the Borrower determines to take any action inconsistent with its intention as set forth in the first sentence of Section 3.25, it will promptly notify the Administrative Agent thereof.

     Section 5.11. Hedging Agreements. In the case of the Borrower, within 180 days after the Closing Date, enter into, and thereafter maintain, Hedging Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of Funded Debt of the Borrower outstanding on the date 180 days after the Closing Date is subject to either a fixed interest rate or interest rate protection for a period of not less than two years from the Closing Date, which Hedging Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

     Section 5.12. Environmental Laws. Except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect:

     (a) Comply in all material respects with, and use reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits required of them by any applicable Environmental Laws. For purposes of this Section 5.12(a), noncompliance with the foregoing shall be deemed not to constitute a breach of this covenant, provided, that upon learning of any actual or suspected noncompliance, Borrower shall promptly undertake reasonable efforts to achieve compliance.

     (b) Conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required to be undertaken by any Group Member under Environmental Laws and promptly comply with all orders and directives applicable to any Group Member of all Governmental Authorities regarding Environmental Laws; provided, however, that this covenant shall be deemed not violated if the relevant Group Member promptly challenges in good faith any such order or directive in a manner consistent with all applicable Environmental Laws and other Requirements of Law and pursues such challenge or challenges diligently.

     (c) Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to any Group Member or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing,

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                                                                              61


disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, any Group Member. For purposes of this Section 5.12(c), noncompliance with the foregoing shall be deemed not to constitute a breach of this covenant, provided, that, upon learning of any actual or suspected noncompliance, the Borrower shall promptly undertake reasonable efforts to remove such Materials of Environmental Concern or otherwise remediate them in a manner consistent with applicable Environmental Law.

     (d) Maintain, update as appropriate, and implement in all material respects an ongoing program reasonably designed to ensure that all the properties and operations of the Group Members are regularly and reasonably reviewed by competent professionals to identify and promote compliance with and to reasonably and prudently manage any liabilities or potential liabilities under any Environmental Law that may affect any Group Member, including, without limitation, compliance and liabilities relating to: discharges to air and water; acquisition, transportation, storage and use of hazardous materials; waste disposal; repair, maintenance and improvement of properties; employee health and safety; species protection; and recordkeeping.

                                   ARTICLE VI

                               Negative Covenants

     Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, nor will they cause or permit any of its Subsidiaries to:

     Section 6.1. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness existing on the date hereof and set forth in Schedule 6.1, including in the case of lines of credit the maximum amount of Indebtedness permitted to be incurred thereunder;

          (b) Indebtedness created hereunder and under the other Loan
     Documents;

          (c) intercompany Indebtedness of Holdings, the Borrower and the Subsidiaries to the extent permitted by Section 6.4(c);

          (d) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (plus the amount of any interest, premiums or penalties required to be paid thereon plus fees and expenses associated therewith); provided, that (i) such Indebtedness is incurred prior to or within 120 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.1(d), when combined with the aggregate principal amount of all Capital Lease Obligations and Synthetic Lease Obligations incurred pursuant to
     Section 6.1(e), shall not exceed $6,000,000 at any time outstanding;

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                                                                              62


          (e) Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to Section 6.1(d), not in excess of $6,000,000 at any time outstanding;

          (f) Indebtedness under completion guarantees, performance or surety bonds or with respect to workers' compensation claims, in each case incurred in the ordinary course of business;

          (g) (i) Indebtedness of the Borrower, in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $125,000,000 at any time outstanding; and (ii) Guarantees of any Guarantor in respect of such Indebtedness, provided that such Guarantees are unsecured and subordinated to the same extent such Indebtedness is subordinated to the Obligations;

          (h) Indebtedness acquired or assumed by the Borrower or any Subsidiary in connection with any Permitted Acquisition or the HealthScribe Acquisition in an aggregate principal amount not in excess of $10,000,000 at any time outstanding; provided, that such Indebtedness existed at the time of such Permitted Acquisition or the HealthScribe Acquisition and was not created in connection therewith or in contemplation thereof;

          (i) (i) Subordinated Indebtedness of the Borrower the proceeds of which are used to finance the cash consideration payable in a Permitted Acquisition (including the refinancing of Indebtedness of the Acquired Entity and the payment of related fees and expenses) in an aggregate principal amount not in excess of $170,000,000 at any time outstanding and
     (ii) Guarantees of any Guarantor in respect of such Indebtedness, provided, that such Guarantees are unsecured and subordinated to the same extent as such Indebtedness is subordinated to the Obligations;

          (j) (i) additional Subordinated Indebtedness of the Borrower the proceeds of which are used to prepay outstanding Term Loans pursuant to
     Section 2.13(d) and (ii) Guarantees of any Guarantor in respect of such Indebtedness, provided, that such Guarantees are unsecured and subordinated to the same extent as such Indebtedness is subordinated to the Obligations;

          (k) Indebtedness under or in respect of Hedging Agreements that are not speculative in nature;

          (l) [Reserved];

          (m) Indebtedness incurred to extend, renew or refinance any Indebtedness described in Section 6.1(a), (d), (g), (h), (i), (j) or (l) ("Refinancing Indebtedness"); provided, that (i) such Refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced, plus the amount of any interest, premiums or penalties required to be paid thereon plus fees and expenses associated therewith, (ii) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life to maturity than the Indebtedness being extended, renewed or refinanced, (iii) if the Indebtedness being extended, renewed or refinanced is subordinated (either

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                                                                              63


     in right of payment or lien subordination) to the Obligations, the Refinancing Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders than the Indebtedness being extended, renewed or refinanced, (iv) only the obligors in respect of the Indebtedness being extended, renewed or refinanced may become obligated with respect to such Refinancing Indebtedness, (v) the security interest(s) granted in connection with such Refinancing Indebtedness, if any, shall not cover more collateral, in any material respect, than the security interest(s), if any, granted in connection with the Indebtedness being refinanced and (vi) the non-economic covenants, events of default, remedies and other provisions of the Refinancing Indebtedness, when taken as a whole, shall be materially no less favorable to the Lenders than those contained in the Indebtedness being extended, renewed or refinanced;

          (n) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within three Business Days of the incurrence thereof;

          (o) Indebtedness of Foreign Subsidiaries not to exceed $10,000,000 in the aggregate at any one time;

          (p) [Reserved];

          (q) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

          (r) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

          (s) Indebtedness incurred by the Borrower or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided, that (i) upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence and (ii) such letters of credit are not provided to secure the repayment of other Indebtedness of Holdings, the Borrower or any of their respective Subsidiaries;

          (t) other Indebtedness of the Borrower or the Domestic Subsidiaries in an aggregate principal amount not exceeding $10,000,000 at any time outstanding.

     Section 6.2. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

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                                                                              64


          (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.2; provided, that such Liens shall secure only those obligations which they secure on the date hereof and any extensions, renewals and replacements thereof permitted hereunder;

          (b) any Lien created under the Loan Documents;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided, that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien does not materially interfere with the use, occupancy and operation of any Mortgaged Property;

          (d) Liens for taxes not yet due or which are being contested in compliance with Section 5.3;

          (e) carriers', landlords', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.3;

          (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries as currently operated;

          (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided, that (i) such security interests secure Indebtedness permitted by Section 6.1, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 120 days after such acquisition (or construction), and
     (iii) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary (it being agreed that transactions with the same vendor or any Affiliate of such vendor may be cross-collateralized);

          (j) Liens arising out of judgments or awards in respect of which Holdings, the Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided, that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $2,500,000 at any time outstanding;

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                                                                              65


          (k) any interest or title of a licensor, lessor or sublessor under any license or lease agreement pursuant to which rights are granted to the Borrower or any Subsidiary;

          (l) licenses, leases or subleases granted by the Borrower or any Subsidiary to third persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any Subsidiary;

          (m) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (n) restrictions imposed in the ordinary course of business on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;

          (o) (i) Liens on the assets of a Foreign Subsidiary that is not a Subsidiary Guarantor securing Indebtedness permitted to be incurred by such Foreign Subsidiary pursuant to Section 6.1(m) and (ii) other Liens on the assets of a Foreign Subsidiary that is not a Subsidiary Guarantor securing Indebtedness by such Foreign Subsidiary not, in the case of this clause
     (ii), in excess of $1,000,000;

          (p) [Reserved];

          (q) any interest of a lessor under Liens arising from precautionary UCC financing statement filings regarding leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

          (s) Liens deemed to exist in connection with investments in repurchase agreements permitted under this Agreement;

          (t) Liens that are contractual or statutory setoff rights arising in the ordinary course of business with financial institutions, relating to pooled deposit accounts or sweep accounts of Holdings and its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or relating to purchase orders or other agreements entered into with customers of Holdings or any of its Subsidiaries in the ordinary course of business;

          (u) Liens solely on any cash earnest money deposits by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement; and

          (v) other Liens on the assets of the Borrower or any Domestic Subsidiary that do not, individually or in the aggregate, secure obligations (or encumber property with a fair market value) in excess of $10,000,000 at any one time.

     Section 6.3. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property

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                                                                              66


which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale of such property is permitted by Section 6.5 and (b) any Capital Lease Obligations, Synthetic Lease Obligations or Liens arising in connection therewith are permitted by Sections
6.1 and 6.2, as applicable.

     Section 6.4. Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

          (a) (i) investments by Holdings, the Borrower and the Subsidiaries existing on the date hereof in the Equity Interests of the Borrower and the Subsidiaries and (ii) additional investments by Holdings, the Borrower and the Subsidiaries in the Equity Interests of the Borrower and the Subsidiaries; provided, that (A) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Guarantee and Collateral Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to therein) and (B) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, Subsidiaries that are not Loan Parties (determined without regard to any write-downs or write-offs of such investments, loans and advances but taking into account repayments, redemptions, return of capital, etc.) under this clause (ii) shall not exceed at any time outstanding the sum of (v) $10,000,000, (w) the principal amount of any loan the proceeds of which are used to fund Capital Expenditures in an aggregate amount not to exceed $5,000,000 (provided, that any such loan made by a Loan Party to a Subsidiary that is not a Loan Party must have a maturity of no greater than, and must be repaid within, two (2) years from the date of issuance), (x) the principal amount of any dividend by a Subsidiary that is not a Loan Party to a Loan Party made in the form of a promissory note payable by such Subsidiary that is not a Loan Party to such Loan Party (provided, that, in connection with the issuance of such promissory note, no loans, advances or other payments were made by such Loan Party to such Subsidiary that is not a Loan Party),
     (y) the amount of any investment or principal amount of any advance funded with the proceeds of Equity Interests issued by Holdings and (z) the amount of any investment or principal amount of any advance the proceeds of which are used to fund a Permitted Acquisition or the HealthScribe Acquisition and which such Loan Party obtained through items (I) through (IV) of
     Section 6.4(g)(iii)(D);

          (b) Permitted Investments;

          (c) loans or advances made by the Borrower to any Subsidiary and made by the Borrower or any Subsidiary to Holdings, the Borrower or any other Subsidiary; provided, that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to the Guarantee and Collateral Agreement, (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (a) above and (iii) the aggregate amount of outstanding loans and advances made to Holdings shall not exceed $1,500,000 during any fiscal year of the Borrower or $5,000,000 at any time during the term of this Agreement; provided, that the amount of any loans and advances that can be made during any fiscal year pursuant to clause (iii) above shall be increased by the amount of unused permitted loans and advances for any preceding fiscal year so long as the aggregate amount of such loans and advances does not exceed $5,000,000 at any time during the term of this Agreement;

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                                                                              67


          (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (e) the Borrower and the Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000 in the case of cash loans and advances and $2,000,000 in the case of non-cash loans and advances at any time and advances in the ordinary course of business of payroll payments to employees;

          (f) the Borrower may enter into Hedging Agreements that are not speculative in nature;

          (g) the Borrower or any Subsidiary may acquire all or substantially all the assets of a person or line of business of such person, or not less than 100% of the Equity Interests (except for directors' qualifying shares) of a person (referred to herein as the "Acquired Entity"); provided, that
     (i) such acquisition was not preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Holdings, the Borrower or any Subsidiary; (ii) the Acquired Entity shall be a going concern and after giving effect to the acquisition the Borrower shall be in compliance with Section 6.8; (iii) at the time of such transaction (A) both before and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing; (B) the Borrower would be in Pro Forma Compliance (assuming for purposes of making such determination with respect to the covenant set forth in Section 6.12 that the Leverage Ratio is at least, 25 to 1.00 lower than the Leverage Ratio set forth therein and in effect at the time such determination is made); (C) after giving effect to such acquisition, there must be at least $5,000,000 of unused and available Revolving Credit Commitments; and (D) each Permitted Acquisition shall only consist of, or be financed with (I) cash and Permitted Investments of the Borrower and its Subsidiaries, (II) the proceeds of Equity Interests of Holdings and (III) Incremental Term Loans and (IV) Indebtedness incurred under Section 6.1(c), (g), (h), (i), (l), (o) and (u) (or any Refinancing Indebtedness thereof), and (iv) the Borrower shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.9 and the Security Documents (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.4(g) being referred to herein as a "Permitted Acquisition");

          (h) the Borrower may consummate the HealthScribe Acquisition as long as the Pro Forma Leverage Ratio (calculated in a manner reasonably satisfactory to the Administrative Agent but excluding Letters of Credit from the calculation of total Indebtedness) as at the last day of the most recently ended fiscal quarter preceding the consummation of the HealthScribe Acquisition is no greater than 5.75 to 1.00 after giving effect to the HealthScribe Acquisition;

          (i) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary;

          (j) Holdings may acquire and hold obligations of one or more officers or other employees of Holdings or its subsidiaries in connection with such officers' or employees' acquisition of Equity Interests of Holdings;

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                                                                              68


          (k) the Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 6.5;

          (l) investments, loans and advances existing on the date hereof and set forth in Schedule 6.4;

          (m) investments by the Borrower or any Subsidiary in joint ventures or similar arrangements in an aggregate amount at any time outstanding not to exceed $2,500,000; and

          (n) in addition to investments permitted by paragraphs (a) through
     (m) above, additional investments, loans and advances by the Borrower and the Subsidiaries so long as the aggregate amount invested, loaned or advanced pursuant to this paragraph (n) (determined without regard to any write-downs or write-offs of such investments, loans and advances but taking into account repayments, redemptions, return of capital etc.) does not exceed (i) $25,000,000 in the aggregate at any one time outstanding or
     (ii) $15,000,000 in the aggregate at any one time outstanding with respect to investments in foreign joint ventures or similar arrangements (provided, that clause (ii) above shall not limit investments in Foreign Subsidiaries).

     Section 6.5. Mergers, Consolidations, Sales of Assets and Acquisitions.
(a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Borrower or less than all the Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that (i) the Borrower and any Subsidiary may purchase and sell inventory, materials and equipment in the ordinary course of business and may license Intellectual Property in the ordinary course of business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (u) any Subsidiary may change its form of organization in compliance with Section 5.6(a), if applicable, (v) any Person may make investments and advances permitted by Section 6.4, (w) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (x) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower, a wholly owned Subsidiary or the De Minimis Holders receives any consideration (provided, that if any party to any such transaction is a Loan Party, the surviving entity of such transaction shall be a Loan Party), (y) the Borrower and the Subsidiaries may make Permitted Acquisitions and the HealthScribe Acquisition and (z) any Subsidiary of the Borrower may merge with another person in a transaction constituting an Asset Sale permitted hereunder.

     (b) Engage in any Asset Sale otherwise permitted under paragraph (a) above unless (i) such Asset Sale is for consideration at least 75% of which is cash (other than in the case of a like-kind exchange or trade-in of one asset for another asset used or useful in the business of the Borrower and its Subsidiaries), (ii) such consideration is at least equal to the fair market value of the assets being sold, transferred, leased or disposed of and (iii) other than in the case of the sale of one or more parcels of real property in connection with the relocation of the operations of the Borrower or any Subsidiary, the fair market value of all assets sold, transferred, leased or disposed of pursuant to this paragraph (b) shall not exceed $20,000,000 in any fiscal year.

     Section 6.6. Restricted Payments; Restrictive Agreements. (a) Declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment (including pursuant to any Synthetic Purchase Agreement

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                                                                              69


but excluding any Restricted Payment made to consummate the Transactions), or incur any obligation (contingent (unless the contingency is the repayment of the Obligations or receipt of consent from the requisite lenders under this Agreement) or otherwise) to do so; provided, however, that:

          (i) any Subsidiary may declare and pay dividends or make other distributions ratably to its equity holders;

          (ii) so long as no Event of Default or Default shall have occurred and be continuing or would result therefrom, Holdings may (and the Borrower may make distributions to Holdings to enable Holdings to repurchase or make distributions to Parent to enable it to) repurchase Equity Interests of Holdings or Parent owned by employees of Holdings or Parent, the Borrower or the Subsidiaries or make payments to employees of Holdings or Parent, the Borrower or the Subsidiaries upon termination of employment of such employees (including as a result of retirement or severance) in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $2,500,000 in any fiscal year (it being agreed that (A) any amount not utilized in any fiscal year may be carried forward and utilized in any subsequent fiscal year, (B) such amount shall be increased by the amount of cash proceeds received by Holdings from the sale of Equity Interests of Holdings or Parent to such employees after the Closing Date to the extent such proceeds are contributed directly or indirectly to the Borrower as common equity and (C) any proceeds of key man life insurance actually received by the Borrower or Holdings may be used or distributed by the Borrower or Holdings for purposes of such repurchases without regard to such amount);

          (iii) so long as no Event of Default under clause (b) or (c) of
     Article VII shall have occurred and be continuing, the Borrower may pay dividends to Holdings to permit Holdings to pay management fees in an aggregate amount not to exceed $1,500,000 per fiscal year; provided, that
     (a) any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next two succeeding fiscal years and (b) management fees paid pursuant to this clause (iii) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the fiscal year two years prior thereto pursuant to clause (a) above, second, in respect of amounts carried over from the immediately prior fiscal year pursuant to clause (a) above, and, third, in respect of amounts permitted for such fiscal year as provided above;

          (iv) (x) the Borrower and Holdings may make Restricted Payments to Holdings and/or Parent the proceeds of which shall be applied by Holdings and/or Parent to pay out of pocket general corporate and overhead expenses incurred by Holdings and/or Parent not to exceed $5,000,000 during any fiscal year of the Borrower (including without limitation expenses incurred in connection with financings of Holdings or Parent, the proceeds of which are not loaned or otherwise distributed to the Borrower and its Subsidiaries) and (y) the Loan Parties may make Restricted Payments to Holdings and/or Parent in the form of Tax Payments, to the extent such Tax Payments are directly attributable to (or arise as a result of) the operations of the Borrower and the Subsidiaries; provided, however, that
     (A) in the case of Restricted Payments made in the form of a Tax Payment, the amount of such Restricted Payments shall not exceed the amount that the Borrower and the Subsidiaries would be required to pay in respect of Federal, State and local taxes were the Borrower and the Subsidiaries to pay such taxes as stand-alone taxpayers, (B) all Restricted Payments made to Holdings and/or Parent pursuant to this clause (iv) are used by Holdings and/or Parent for the purposes specified herein within 20 days of the receipt thereof and (C) in the case of any Restricted Payment made to Holdings pursuant to this clause

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                                                                              70


     (iv), Holdings owns, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower at the time of such Restricted Payment;

          (v) in addition to the foregoing Restricted Payments and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments, in an aggregate amount not to exceed 100% of Cumulative Excess Cash Flow that is Not Otherwise Applied if the Leverage Ratio as of the last day of the immediately preceding four fiscal quarters (after giving pro forma effect to such additional Restricted Payments) was less than 4.00 to 1.00;

          (vi) Holdings may make Restricted Payments in any fiscal year to the extent made with the proceeds of an equity issuance (so long as such equity issuance is to any person other than a Loan Party) permitted hereunder;

          (vii) the Borrower may make a Restricted Payment to Holdings and/or the Parent on or prior to December 31, 2005 the proceeds of which shall be used by Holdings or the Parent to make a Restricted Payment to Soros Private Equity Investors LP and its Affiliates in the amount of approximately $1,009,000; and

          (viii) Holdings, the Borrower and its Subsidiaries may make additional Restricted Payments not in excess of $5,000,000 in the aggregate so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Notwithstanding the foregoing, in the event that the failure to comply with any Financial Performance Covenant is cured through the exercise of the Cure Right set forth in Article VII, Sections 6.6(a)(iii), (v) (vi) and (viii) above shall only be available to the Loan Parties if (x) the Required Lenders consent to the relevant Restricted Payment pursuant to Section 6.6(a)(iii), (v), (vi) or (viii) or (y) the Borrower is in compliance with all Financial Performance Covenants for the end of any two consecutive fiscal quarters following the fiscal quarter in which the Borrower exercised its Cure Right.

     (b) Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided, that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or the Subordinated Indebtedness Agreements, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of stock or assets of a Subsidiary pending such sale, provided, such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (C) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (D) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (E) clauses (i) and (ii) of the foregoing shall not apply to restrictions and conditions imposed (1) under debt agreements of Foreign Subsidiaries incurred under Sections 6.1(h) and 6.1(o) or
(2) under contracts with customers entered into the ordinary course of business that contain restrictions on cash or other deposits or net worth.

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                                                                              71


     Section 6.7. Transactions with Affiliates. Except for transactions by or among Loan Parties, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that (a) the Borrower or any Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) dividends and purchases may be paid and effected to the extent provided in
Section 6.6, (c) the Loan Parties may perform their respective obligations under the terms of the Tax Sharing Agreement or any other agreement with any of its Affiliates in effect on the Closing Date and set forth on Schedule 6.7, or any amendments thereto that do not materially increase the Loan Parties' obligations thereunder, (d) reasonable fees and compensation may be paid to, and indemnities may be provided on behalf of, officers, directors and employees of, and consultants (other than the Sponsor) to, Holdings, the Borrower and the Subsidiaries, as determined by the Board of Directors or appropriate officers of the Borrower in good faith, (e) securities may be issued and other payments, awards or grants (in cash, equity securities or otherwise) may be made pursuant to, or with respect to the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower in good faith, (f) the Loan Parties may perform their respective obligations under the terms of any registration rights agreement, (g) loans, investments and advances may be made to the extent permitted by Sections 6.1 and 6.4, (h) Restricted Payments permitted to be made pursuant to Section 6.6, (i) equity securities may be sold and (j) fees may be paid to the Sponsor in respect of any acquisitions or dispositions with respect to which the Sponsor acts as an adviser to Holdings, the Borrower or any Subsidiary in an amount not to exceed 1% of the value of such transaction.

     Section 6.8. Business of Holdings, Borrower and Subsidiaries. (a) With respect to Holdings, engage in any business activities or have any assets or liabilities other than (i) its ownership of the Equity Interests of the Borrower and liabilities incidental thereto, including its liabilities hereunder and pursuant to the Guarantee and Collateral Agreement, (ii) Indebtedness permitted under Section 6.1 and (iii) engaging in other business activities expressly permitted by the Loan Documents.

     (b) With respect to the Borrower and its Subsidiaries, engage at any time in any business or business activity other than the business currently conducted by them and business activities that constitute a reasonable extension, development or expansion thereof reasonably incidental thereto.

     Section 6.9. Other Indebtedness; Material Agreements. (a) Permit any supplement, modification or amendment of any joint venture or similar agreement or any indenture, instrument or agreement pursuant to which any Material Indebtedness of Holdings, the Borrower or any of the Subsidiaries is outstanding if the effect of such supplement, modification or amendment as a whole would materially increase the obligations (including, without limitation, the pricing thereof) of the obligor or confer additional material rights on the holder of such Indebtedness (or the counterparty to the joint venture or similar agreement, as applicable) in a manner that would be, or could reasonably be expected to be, materially detrimental to the Borrower or materially adverse to the interests of the Lenders, as determined in good faith by the Borrower.

     (b) (i) Make any distribution, whether in cash, property, securities or a combination thereof in excess of $5,000,000 during the term of this Agreement, other than regular scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer or commit to pay, or directly or indirectly (including pursuant to any Synthetic Purchase Agreement) redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any subordinated Indebtedness (provided, however, that the foregoing shall not prohibit any refinancings of Indebtedness in accordance with
Section 6.1(m) or the conversion of any such Indebtedness into equity securities or (ii) pay in cash any amount in respect of any Indebtedness or preferred Equity Interests that may at the obligor's option be paid in kind or in other securities.

     Section 6.10. Capital Expenditures. (a) Permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year of the Borrower to exceed the sum of (i) the amount set forth below for such fiscal year as the "Capital Expenditure Base Amount" for such year, and
(ii) the Acquired CapEx Amount:


Fiscal Year Ended       Capital Expenditure Base Amount
-----------------       -------------------------------
December 31, 2005                 $13,500,000
December 31, 2006                 $13,500,000
December 31, 2007                 $14,000,000
December 31, 2008                 $14,000,000
December 31, 2009                 $14,000,000
December 31, 2010                 $14,000,000

     In addition to the foregoing, the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries for the four fiscal quarters ending June 30, 2005 shall not exceed $13,000,000. For purposes of this Section 6.10, the "Acquired CapEx Amount", with respect to any Acquired Entity, shall equal the product of (x) the aggregate amount of Capital Expenditures made by the Acquired Entity in the two fiscal years prior to the date of the Permitted Acquisition and (y) 0.50.

     (b) The amount of permitted Capital Expenditures set forth in paragraph (a) above (as adjusted in accordance with the terms thereof) in respect of any fiscal year commencing with the fiscal year ending on January 1, 2005, shall be increased (but not decreased) by the amount of unused permitted Capital Expenditures for the two immediately preceding fiscal years; provided, that Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts carried over from the fiscal year two years prior thereto pursuant to the preceding sentence, second, in respect of amounts carried over from the immediately prior fiscal year pursuant to the preceding sentence, and, third, in respect of amounts permitted for such fiscal year as provided above.

     Section 6.11. Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending on a date or during any period set forth below to be less than the ratio set forth opposite such date or period below:

             Date or Period                     Ratio
             --------------                     -----
January 1, 2005 through June 30, 2005       1.75 to 1.00

July 1, 2005 through December 31, 2005      1.80 to 1.00

January 1, 2006 through June 30, 2006       1.90 to 1.00

July 1, 2006 through September 30, 2006     2.00 to 1.00

October 1, 2006 through December 31, 2006   2.10 to 1.00

January 1, 2007 through March 31, 2007      2.25 to 1.00

April 1, 2007 through June 30, 2007         2.25 to 1.00

July 1, 2007 through September 30, 2007     2.50 to 1.00

October 1, 2007 through December 31, 2007   2.50 to 1.00

January 1, 2008 through March 31, 2008      2.50 to 1.00

April 1, 2008 through June 30, 2008         2.75 to 1.00

July 1, 2008 through September 30, 2008     2.75 to 1.00

October 1, 2008 through December 31, 2008   3.00 to 1.00

January 1, 2009 through March 31, 2009    3.00 to 1.00

April 1, 2009 through June 30, 2009       3.25 to 1.00

July 1, 2009 through September 30, 2009   3.50 to 1.00

October 1, 2009 and thereafter            3.75 to 1.00

; provided, that for the purposes of determining the ratio described above for each of the fiscal quarters of the Borrower ending March 31, 2005, June 30, 2005 and September 30, 2005, such ratio for the relevant quarter shall be determined on the basis of Consolidated EBITDA and Consolidated Interest Expense for the period commencing January 1, 2005.

     Section 6.12. Maximum Leverage Ratio. Permit the Leverage Ratio at the end of any fiscal quarter ending on a date or during a period set forth below to be greater than the ratio set forth opposite such date or period below.

             Date or Period                     Ratio
             --------------                     -----
January 1, 2005 through June 30, 2005       6.50 to 1.00

July 1, 2005 through December 31, 2005      6.25 to 1.00

January 1, 2006 through March 31, 2006      6.00 to 1.00

April 1, 2006 through June 30, 2006         5.75 to 1.00

July 1, 2006 through September 30, 2006     5.50 to 1.00

October 1, 2006 through December 31, 2006   5.00 to 1.00

January 1, 2007 through March 31, 2007      4.75 to 1.00

April 1, 2007 through June 30, 2007         4.50 to 1.00

July 1, 2007 through September 30, 2007     4.25 to 1.00

October 1, 2007 through December 31, 2007   4.00 to 1.00

January 1, 2008 through March 31, 2008      3.75 to 1.00

April 1, 2008 through June 30, 2008         3.50 to 1.00

July 1, 2008 through September 30, 2008     3.25 to 1.00

October 1, 2008 through December 31, 2008   3.00 to 1.00

January 1, 2009 through March 31, 2009      2.75 to 1.00

April 1, 2009 and thereafter                2.50 to 1.00

     Section 6.13. Fiscal Year. Permit the fiscal year of Holdings or the Borrower to end on a day other than December 31.

     Section 6.14. Amendments to Acquisition Documentation. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VII

                                Events of Default

     In case of the happening of any of the following events ("Events of Default"):

     (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

     (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

     (c) default shall be made in the payment of any interest on any Loan or L/C Disbursement or of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

     (d) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.1(a) or 5.5(a), or in Article VI;

     (e) default shall be made in the due observance or performance by Holdings, the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

     (f) (i) Holdings, the Borrower or any Material Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable or within any applicable grace period, or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any Material Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or a Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any Material Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (h) Holdings, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

     (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (net of amounts covered by independent third party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage and of amounts covered by an indemnity from a Person that, in the reasonable judgment of the Administrative Agent, is creditworthy) from a party shall be rendered against Holdings, the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Material Subsidiary to enforce any such judgment;

     (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $2,500,000;

     (k) any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

     (l) any security interest in any material item of Collateral purported to be created by any Security Document shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer shall not have denied or disclaimed in writing that such loss is covered by such title insurance policy;

     (m) the Subordinated Indebtedness or any Guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations, as provided in the relevant Subordinated Indebtedness Agreement or any Loan Party or any Affiliate of any Loan Party shall so assert; or

     (n) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (g) or (h) (i) - (v) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Holdings or the Borrower described in paragraph (g) or (h) (i) - (v) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower would otherwise fail to comply with the requirements of
Section 6.11 or 6.12 (each, a "Financial Performance Covenant") at the end of any fiscal quarter, at any time within ten days after the date on which a Compliance Certificate must be delivered for the end of such fiscal quarter or fiscal year, as applicable, Holdings shall have the right, exercisable at any time during the term of this Agreement (provided that it may not be exercised with respect to more than two fiscal quarters during any consecutive four fiscal quarter period), to issue Permitted Cure Securities (as defined below) for cash or otherwise receive cash contributions to the capital of Holdings, and to contribute any such cash to the capital of Borrower (the "Cure Right"), and upon the receipt by Borrower of such cash (the "Cure Amount") pursuant to the exercise by Holdings of such Cure Right, the Financial Performance Covenants shall be recalculated giving effect to the following pro forma adjustments:

     (i) Consolidated EBITDA shall be increased solely for the purpose of measuring the Financial Performance Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

     (ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of all Financial Performance Covenants, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of any such Financial Performance Covenant that would have otherwise occurred on such date but for the application of the foregoing recalculations shall be deemed not to have occurred.

As used in this Article VII, the term "Permitted Cure Securities" shall mean an equity security of Holdings having no mandatory redemption, repurchase, repayment or similar requirements prior to the six-month anniversary of the Term Loan Maturity Date and upon which all dividends or distributions, at the election of Holdings, may be payable in additional shares of such equity security.

                                  ARTICLE VIII

                                   The Agents

     Section 8.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     Section 8.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     Section 8.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

     Section 8.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     Section 8.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     Section 8.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     Section 8.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     Section 8.8. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     Section 8.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(b), (c), (g) or (h) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     Section 8.10. Syndication Agent; Co-Documentation Agents; The Syndication Agent and the Co-Documentation Agents shall not have any duties or responsibilities hereunder in their capacities as such.

                                   ARTICLE IX

                                  Miscellaneous

     Section 9.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower or Holdings, to it at Suite 200, 720 Cool Springs Boulevard, Franklin, Tennessee 37067, Attention: Gregory Stevens and Anthony James, Fax No. (615) 261-1792, with a copy to Warburg Pincus, 466 Lexington Avenue, New York, NY 10017, Attention: Tenno Tsai, Fax No.
     (212) 922-0933;

          (b) if to the Administrative Agent or the Swingline Lender, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, TX, 77002 Attention: Rachel Edinburgh, Fax No. (713) 750-2666, with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, NY, 10017, Attention: Stephanie Parker, Fax No. (212) 270-0467; and

          (c) if to a Lender, to it at its address (or fax number) set forth on
     Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.1. As agreed to among the Borrower, the Administrative Agent, the Swingline Lender and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

     Section 9.2. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the

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                                                                              83


Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.15, 2.19 and 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank.

     Section 9.3. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, Holdings and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

     Section 9.4. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and
(ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

          (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person;

          (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

          (C) the Issuing Bank; provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 (or, in the case of Term Loans and Incremental Term Loans, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

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                                                                              84


          (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

          (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

          For the purposes of this Section 9.4, "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.19 and 9.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement

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                                                                              85


may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.8(b) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 2.17 as though it were a Lender; provided that such Participant shall be subject to Section 9.6 as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.19 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 2.19 unless such Participant complies with Section 2.19(e).

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

     (e) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 9.4(b). Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

     Section 9.5. Expenses; Indemnity. (a) The Borrower and Holdings agree, jointly and severally, to pay all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank and the Swingline Lender in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender.

     (b) The Borrower and Holdings agree, jointly and severally, to indemnify the Administrative Agent, each Lender, the Issuing Bank and each Related Party of any of the foregoing persons (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with,

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                                                                              86


or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or the Subsidiaries; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) To the extent that Holdings and the Borrower fail to pay any amount required to be paid by them to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time.

     (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) The provisions of this Section 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.5 shall be payable on written demand therefor.

     Section 9.6. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or Holdings against any of and all the obligations of the Borrower or Holdings now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.6 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     Section 9.7. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE

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                                                                              87


LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

     Section 9.8. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, any Lender or the Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any of the Security Documents nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, Holdings and the Required Lenders; provided, however, that (x) the Borrower, Holdings and the Administrative Agent may enter into an amendment to effect the provisions of
Section 2.23(b) upon the effectiveness of any Incremental Term Loan Assumption Agreement (and any such amendment shall in any event be deemed to have occurred upon such effectiveness) and (y) no such agreement under this Section 9.8(b) shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of or any other amount actually due and payable hereunder to any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of this Section, or release any Guarantor or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (v) amend, modify or waive compliance by Holdings or the Borrower with the provisions of Section 6.11 or 6.12 (or with the provisions of Section 4.1, as it relates to an Event of Default following a breach of any provision of this Agreement) without the prior written consent of Revolving Lenders holding a majority in interest of the Revolving Credit Commitments,
(vii) reduce the percentage contained in the definition of the term "Required Lenders" without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loan Commitments and Revolving Credit Commitments on the date hereof) or (viii) without the prior written consent of each Lender directly affected thereby, amend the definition of the term "Interest Period" in any way which would permit Interest Periods to be in excess of six months without regard to

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                                                                              88


availability to Lenders; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

     Section 9.9. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.9 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     Section 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

     Section 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or

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                                                                              89


unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Section 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.3. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     Section 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     Section 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, Holdings or their respective properties in the courts of any jurisdiction.

     (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each of Holdings and the Borrower irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 9.16. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (v) subject to an agreement containing provisions substantially the same as those of this Section 9.16, to (A) any actual or prospective assignee or pledgee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating

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                                                                              90


to the Borrower or any Subsidiary or any of their respective obligations, (vi) with the consent of the Borrower or (vii) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section, "Information" shall mean all information received from the Borrower or Holdings and related to the Borrower or Holdings or their business, other than any such information that was available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or Holdings; provided that, in the case of Information received from the Borrower or Holdings after the date hereof, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord its own confidential information.

     Section 9.17. USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

     Section 9.18. Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.8) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 9.8 or (ii) under the circumstances described in paragraph (b) below.

     (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Hedging Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        SPHERIS HOLDING II, INC.,


                                        by /s/ Gregory T. Stevens
                                           -------------------------------------
                                        Name: Gregory T. Stevens
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------


                                        SPHERIS HOLDING, INC.,


                                        by /s/ Gregory T. Stevens
                                           -------------------------------------
                                        Name: Gregory T. Stevens
                                              ----------------------------------
                                        Title: Secretary
                                               ---------------------------------

The undersigned hereby acknowledges
and agrees that, upon the
effectiveness of the Merger, it will
succeed by operation of law to all of
the rights and obligations of the
Borrower set forth herein and that
all references herein to the
"Borrower" shall thereupon be deemed
to be references to the undersigned.

SPHERIS INC.,


by /s/ Gregory T. Stevens
   ----------------------------------
Name: Gregory T. Stevens
      -------------------------------
Title: Secretary
       ------------------------------

                                        JPMORGAN CHASE BANK, individually and as Administrative Agent,


                                        by /s/ Stephanie Parker
                                           -------------------------------------
                                        Name: Stephanie Parker
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        UBS SECURITIES LLC, as Syndication
                                        Agent,


                                        by /s/ Eric H. Coombs
                                           -------------------------------------
                                        Name: Eric H. Coombs
                                              ----------------------------------
                                        Title: Executive Director
                                               ---------------------------------


                                        by /s/ Warren Jerves
                                           -------------------------------------
                                        Name: Warren Jerves
                                              ----------------------------------
                                        Title: Director and Counsel Region
                                                 Americas Legal
                                               ---------------------------------


                                        UBS LOAN FINANCE LLC, as Lender,


                                        by /s/ Eric H. Coombs
                                           -------------------------------------
                                        Name: Eric H. Coombs
                                              ----------------------------------
                                        Title: Executive Director
                                               ---------------------------------


                                        by /s/ Warren Jerves
                                           -------------------------------------
                                        Name: Warren Jerves
                                              ----------------------------------
                                        Title: Director and Counsel Region
                                                 Americas Legal
                                               ---------------------------------

                                                                       EXHIBIT A

                                     FORM OF
                            ASSIGNMENT AND ASSUMPTION


                  Reference is made to the Credit Agreement, dated as of November __, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Spheris Holding II, Inc. ("Holdings"), Spheris Holding, Inc. (the "Borrower"), the Lenders party thereto, the [Documentation Agent and] Syndication Agent named therein and JPMorgan Chase Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Affiliates or any other obligor or the performance or observance by the Borrower, any of its Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.19(e) of the Credit Agreement.

4. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

7. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                  to Assignment and Assumption with respect to
              the Credit Agreement, dated as of November __, 2004,
                  among Spheris Holding II, Inc. ("Holdings"),
                     Spheris Holding, Inc. (the "Borrower"),
   the Lenders party thereto, the [Documentation Agent and] Syndication Agent named therein and JPMorgan Chase Bank, as Administrative Agent


Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________


                                               Principal
     Credit Facility Assigned               Amount Assigned                   Commitment Percentage Assigned
     ------------------------               ---------------                   ------------------------------
                                              $----------                           -----.----------%


[Name of Assignee]                                  [Name of Assignor]

By:____________________                             By:____________________
    Title:                                              Title:

Accepted for Recordation in the Register:           Required Consents (if any):

_______________________, as                         [Name of Borrower]
Administrative Agent

By:____________________                             By:____________________
Title:                                              Title:

                                                    _______________________, as
                                                    Administrative Agent

                                                    By:____________________
                                                          Title:

                                                    _______________________, as
                                                    Issuing Bank

                                                    By:____________________
                                                          Title:

                                                                       EXHIBIT B


                            FORM OF BORROWING REQUEST



To:      JPMorgan Chase Bank, Loan and Agency Services Group,
         as Administrative Agent
         1111 Fannin, 10th Floor
         Houston, TX  77002
         Attention:  ______________
         Telecopy:  (713) 750-XXXX




                  Reference is hereby made to the Credit Agreement, dated as of November __, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Spheris Holding II, Inc., a Delaware corporation ("Holdings"), Spheris Holding, Inc., a Delaware corporation (the "Borrower"), the Lenders party thereto (the "Lenders"), JPMorgan Chase Bank, as Administrative Agent, and others. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

                  The Borrower hereby gives notice to the Administrative Agent that Loans under the Facility, and of the type and amount, set forth below are requested to be made on the date indicated below:

[TERM] [REVOLVING CREDIT] LOANS(1)



                           Interest               Aggregate
Type of Loans              Period                 Amount                 Date of Loans
-------------              --------               ---------              -------------
Base Rate Loans            N/A                    ________               ___________

                           ______                 ________               ___________

Eurodollar Loans(2)
                           ______                 ________

                           ______                 ________

                           ______                 ________


---------------
(1) Specify the Facility under which Loans are requested. The Borrower shall submit a separate Borrowing Request for requested Loans under each Facility.

(2) If more than one Interest Period is requested, the Borrower shall list duration of each requested Interest Period and amount of requested Loans allocated to each Interest Period.

2


                  The Borrower hereby requests that the proceeds of Loans described in this Borrowing Request be made available to it as follows:

                           The proceeds of the Loans are to be deposited in the
following account of the Borrower:

                           Wire Instructions:
                           [___________________]
                           ABA:  [_____________]
                           A/C:  [_____________]
                           A/C#: [_____________]
                           Ref:  [_____________]

                  The Borrower hereby certifies that all conditions contained in the Credit Agreement to the making of any Loan requested have been met or satisfied in full.




                                          SPHERIS HOLDING, INC.


                                          By:
                                              ---------------------------------
                                               Title:



DATE:_________________________

                                                                       EXHIBIT C


--------------------------------------------------------------------------------














                   FORM OF GUARANTEE AND COLLATERAL AGREEMENT

                                   dated as of

                              ______________, 20__,

                                      among



                                       and















--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                        PAGE
ARTICLE I Definitions                                                                                     2

SECTION 1.01. Credit Agreement.                                                                           2

SECTION 1.02. Other Defined Terms.                                                                        2

ARTICLE II Guarantee                                                                                      7

SECTION 2.01. Guarantee.                                                                                  7

SECTION 2.02. Guarantee of Payment.                                                                       7

SECTION 2.03. No Limitations, Etc.                                                                        7

SECTION 2.04. Reinstatement.                                                                              8

SECTION 2.05. Agreement To Pay; Subrogation.                                                              8

SECTION 2.06. Information.                                                                                8

ARTICLE III Pledge of Securities                                                                          8

SECTION 3.01. Pledge.                                                                                     8

SECTION 3.02. Delivery of the Pledged Collateral.                                                         9

SECTION 3.03. Representations, Warranties and Covenants.                                                  9

SECTION 3.04. Certification of Limited Liability Company Interests and Limited Partnership Interests.     10

SECTION 3.05. Registration in Nominee Name; Denominations.                                                11

SECTION 3.06. Voting Rights; Dividends and Interest, etc.                                                 11

ARTICLE IV Security Interests in Personal Property                                                        13

SECTION 4.01. Security Interest.                                                                          13

SECTION 4.02. Representations and Warranties.                                                             14

SECTION 4.03. Covenants.                                                                                  16

SECTION 4.04. Other Actions.                                                                              18

SECTION 4.05. Covenants regarding Patent, Trademark and Copyright Collateral.                             21

ARTICLE V Remedies                                                                                        22

SECTION 5.01. Remedies upon Default.                                                                      22

SECTION 5.02. Application of Proceeds.                                                                    24

SECTION 5.03. Grant of License to Use Intellectual Property.                                              24

SECTION 5.04. Securities Act, etc.                                                                        24

SECTION 5.05. Certain Matters Relating to Receivables.                                                    25

SECTION 5.06. Communications with Obligors; Grantors Remain Liable.                                       26

SECTION 5.07. Proceeds to be Turned Over To Administrative Agent.                                         26

SECTION 5.08. Deficiency.                                                                                 26

ARTICLE VI Indemnity, Subrogation and Subordination                                                       27

SECTION 6.01. Indemnity and Subrogation.                                                                  27

SECTION 6.02. Contribution and Subrogation.                                                               27

SECTION 6.03. Subordination.                                                                              27

ARTICLE VII Miscellaneous                                                                                 27

SECTION 7.01. Notices.                                                                                    27

SECTION 7.02. Security Interest Absolute.                                                                 28

SECTION 7.03. Survival of Agreement.                                                                      28

SECTION 7.04. Binding Effect; Several Agreement.                                                          28

SECTION 7.05. Successors and Assigns.                                                                     28

SECTION 7.06. Administrative Agent's Fees and Expenses; Indemnification.                                  28

SECTION 7.07. Administrative Agent Appointed Attorney-in-Fact.                                            29

SECTION 7.08. Applicable Law.                                                                             30

SECTION 7.09. Waivers; Amendment.                                                                         30

SECTION 7.10. WAIVER OF JURY TRIAL.                                                                       30

SECTION 7.11. Severability.                                                                               30

SECTION 7.12. Counterparts.                                                                               31

SECTION 7.13. Headings.                                                                                   31

SECTION 7.14. Jurisdiction; Consent to Service of Process.                                                31

SECTION 7.15. Termination or Release.                                                                     31

SECTION 7.16. Additional Grantors.                                                                        32

SECTION 7.17. Right of Setoff.                                                                            32

SECTION 7.18. Duty of Administrative Agent.                                                               32

SECTION 7.19. Authority of Administrative Agent.                                                          33

SECTION 7.20. Acknowledgments.                                                                            33

Schedules

Schedule I        Subsidiary Guarantors
Schedule II       Capital Stock; Debt Securities
Schedule III      Intellectual Property

Exhibits

Exhibit A         Form of Supplement
Exhibit B         Form of Perfection Certificate

                                              GUARANTEE AND COLLATERAL AGREEMENT
                         dated as of _________________, among ____________, a
                         ________ corporation ("_________"), _______________, a
                         ____________corporation (the "________"), and
                         _____________, and JPMORGAN CHASE BANK, a New York banking corporation (the "Administrative Agent").

                            W I T N E S S E T H:
                            - - - - - - - - - -

                  WHEREAS, the Borrower will acquire all the capital stock of _________, a _________ corporation (the "Company"), pursuant to the __________ Agreement, dated as of ____________ (the "Acquisition Agreement"), between ____________ (the "Seller") and the Borrower;

                  WHEREAS, on the Closing Date the Borrower will be merged with and into the Company, with the Company continuing as the surviving corporation in such merger (the "Merger");

                  WHEREAS, upon the effectiveness of the Merger, the Company will succeed to all rights and obligations of the Borrower by operation of law and all references herein and in the other Loan Documents to the term "Borrower" shall thereupon be deemed to be references to the Company;

                  WHEREAS, pursuant to the Credit Agreement, dated as of ___________, 20__ (the "Credit Agreement"), among _________, the Borrower, the financial institutions from time to time party thereto (the "Lenders"), UBS Securities LLC, as syndication agent and JPMorgan Chase Bank, as administrative agent (the "Administrative Agent"), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                  NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees as follows:

                                   ARTICLE I

                                   Definitions

Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC.

                  (b) The rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Agreement.

Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "Account" has the meaning assigned to such term in Section 9-102 of the New York UCC.

                  "Account Debtor" means any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

                  "Accounts Receivable" shall mean all Accounts and all right, title and interest in any returned goods, together will all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

                  "Acquisition Agreement" has the meaning assigned to such term in the recitals.

                  "Administrative Agent" has the meaning assigned to such term in the preliminary statement of this Agreement.

                  "Article 9 Collateral" has the meaning assigned to such term in Section 4.01.

                  "Borrower" has the meaning assigned to such term in the preamble of this Agreement.

                  "Chattel Paper" has the meaning assigned to such term in
Section 9-102 of the New York UCC.

                  "Claiming Guarantor" has the meaning assigned to such term in
Section 6.02.

                  "Collateral" means the Article 9 Collateral and the Pledged Collateral.

                  "Collateral Account" means any collateral account established by the Administrative Agent as provided in Section 5.05 or 5.07.

                  "Commercial Tort Claim" has the meaning assigned to such term in Section 9-102 of the New York UCC.

                  "Commodity Intermediary" has the meaning assigned to such term in Section 9-102 of the New York UCC.

                  "Company" has the meaning assigned to such term in the recitals.

                  "Contributing Guarantor" has the meaning assigned to such term in Section 6.02.

                  "Copyright License" means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

                  "Copyrights" means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III.

                  "Credit Agreement" has the meaning assigned to such term in the preliminary statement of this Agreement.

                  "Deposit Account" has the meaning assigned to such term in
Section 9-102 of the New York UCC.

                  "Electronic Chattel Paper" has the meaning assigned to such term in Section 9-102 of the New York UCC.

                  "Entitlement Holder" has the meaning assigned to such term in
Section 8-102 of the New York UCC.

                  "Entitlement Order" has the meaning assigned to such term in
Section 8-102 of the New York UCC.

                  "Equipment" has the meaning assigned to such term in Section 9-102 of the New York UCC.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such equity interests or such convertible or exchangeable obligations.

                  "Federal Securities Laws" has the meaning assigned to such term in Section 5.04.

                  "Farm Products" has the meaning assigned to such term in
Section 9-102 of the New York UCC.

                  "Financial Asset" has the meaning assigned to such term in
Section 8-102 of the New York UCC.

                  "General Intangibles" means all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including all rights and interests in partnerships, limited partnerships, limited liability companies and other unincorporated entities, corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts, including all "General Intangibles" as defined in Section 9-102 of the New York UCC.

                  "Grantors" means _________, the Borrower and the Subsidiary Guarantors.

                  "Guarantors" means _________ and the Subsidiary Guarantors.

                  "_________" has the meaning assigned to such term in the preamble of this Agreement.

                  "Instrument" has the meaning assigned to such term in Section 9-102 of the New York UCC.

                  "Intellectual Property" means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

                  "Inventory" has the meaning assigned to such term in Section 9-102 of the New York UCC.

                  "Investment Property" has the meaning assigned to such term in
Section 9-102 of the New York UCC.

                  "Issuers" means the collective reference to each issuer of any Investment Property.

                  "Lenders" has the meaning assigned to such term in the preliminary statement of this Agreement.

                  "Letter-of-Credit Right" has the meaning assigned to such term in Section 9-102 of the New York UCC.

                  "License" means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule III.

                  "Loan Document Obligations" means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and
(iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and
(c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

                  "Merger" has the meaning assigned to such term in the recitals.

                  "New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations" means (a) the Loan Document Obligations and (b) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into unless such Hedging Agreement provides the obligations thereunder are not "Obligations" as defined herein.

                  "Patent License" means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

                  "Patents" means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

                  "Perfection Certificate" means a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer.

                  "Pledged Collateral" has the meaning assigned to such term in
Section 3.01.

                  "Pledged Debt Securities" has the meaning assigned to such term in Section 3.01.

                  "Pledged Securities" means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

                  "Pledged Stock" has the meaning assigned to such term in
Section 3.01.

                  "Proceeds" has the meaning assigned to such term in Section 9-102 of the New York UCC.

                  "Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Secured Parties" means (a) the Lenders, (b) the Administrative Agent, (c) any Issuing Bank, (d) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Closing Date if such counterparty is a Lender or an Affiliate of a Lender as of the Closing Date or (ii) is entered into after the Closing Date if such counterparty is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into,
(e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.

                  "Securities Account" has the meaning assigned to such term in
Section 8-501 of the New York UCC.

                  "Securities Intermediary" has the meaning assigned to such term in Section 8-102 of the New York UCC.

                  "Security" has the meaning assigned to such term in Section 8-102 of the New York UCC.

                  "Security Interest" has the meaning assigned to such term in
Section 4.01.

                  "Subsidiary Guarantors" means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.

                  "Trademark License" means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

                  "Trademarks" means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

                  "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

                                   ARTICLE II

                                    Guarantee

Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

No Limitations, Etc. (a) Except for termination of a Guarantor's obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Administrative Agent to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

                  (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to
Article VI.

Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's and each other Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

                                  ARTICLE III

                              Pledge of Securities

Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under
(a) Equity Interests owned by it and listed on Schedule II and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the "Pledged Stock"); provided, however, that the Pledged Stock shall not include more than 66% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary; (b)(i) the debt securities listed opposite the name of such Grantor on Schedule II, (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 3.01; (d) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Pledged Collateral").

                  TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities.

                  (b) Each Grantor will cause any Indebtedness for borrowed money owed to such Grantor by any person in an amount that exceeds $200,000 that is evidenced by a duly executed promissory note to be pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent. Without limiting the foregoing, all promissory notes in favor of any Grantor shall be delivered to the Administrative Agent promptly after request of the Administrative Agent.

                  (c) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

               (a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder;

               (b) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on
          Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement or as permitted by the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) subject to Section 3.06, will cause any and all Pledged Collateral, whether for value paid by the Grantor or otherwise, to be forthwith deposited with the Administrative Agent and pledged or assigned hereunder;

               (c) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral (other than Pledged Collateral representing less than all of the Equity Interests of a person) is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

               (d) each of the Grantors (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Liens created by this Agreement or as permitted by the Credit Agreement), however arising, of all persons whomsoever;

               (e) no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge of the Pledged Collateral effected hereby (other than such as have been obtained and are in full force and effect and except with respect to Pledged Collateral in the form of Equity Interests in joint ventures);

               (f) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

               (g) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

Certification of Limited Liability Company Interests and Limited Partnership Interests. Unless agreed to by the Administrative Agent, each interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, shall be a "security" within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. Each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

Voting Rights; Dividends and Interest, etc. (d) Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the Grantors at least two Business Days' notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default with respect to _________ or the Borrower under paragraph (g) or (h) of Article VII of the Credit Agreement):

               (i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided, however, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

               (ii) The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as a Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

               (iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement). This paragraph (iii) shall not apply to dividends between or among the Borrower and the Subsidiary Guarantors only of property subject to a perfected security interest under this Agreement; provided that the Borrower notifies the Administrative Agent in writing, specifically referring to this Section 3.06 at the time of such dividend and takes any actions the Administrative Agent reasonably specifies to ensure the continuance of its perfected security interest in such property under this Agreement.

          (e) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified (or shall be deemed to have notified) the Grantors of the suspension of their rights under paragraph
(a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the applicable Grantor or Grantors have delivered to the Administrative Agent certificates to that effect, the Administrative Agent shall, promptly after all such Events of Default have been cured or waived, repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

          (f) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified (or shall be deemed to have notified) the Grantors of the suspension of their rights under paragraph
(a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

          (g) Any notice given by the Administrative Agent to the Grantors exercising its rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

                                   ARTICLE IV

                     Security Interests in Personal Property

Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the "Security Interest"), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Article 9 Collateral"):

               (i) all Accounts;

               (ii) all Chattel Paper;

               (iii) all cash and Deposit Accounts;

               (iv) all Documents;

               (v) all Equipment;

               (vi) all General Intangibles;

               (vii) all Instruments;

               (viii) all Inventory;

               (ix) all Investment Property;

               (x) all Letter-of-Credit Rights;

               (xi) all books and records pertaining to the Article 9 Collateral; and

               (xii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding the foregoing, the Article 9 Collateral shall not include any of the following assets now owned or hereafter acquired which would otherwise be included in the Article 9 Collateral: (a) assets sold to a person which is not a Grantor in compliance with the Credit Agreement, (b) assets owned by a Guarantor after the release of the guarantee of such Guarantor pursuant to Section 7.15,
(c) assets subject to a Lien permitted by Sections 6.2(a), (c), (i) and (u) of the Credit Agreement, (d) assets which contain a valid and enforceable prohibition on the creation of a security interest therein so long as such prohibition remains in effect and is valid notwithstanding Sections 9-406 and 9-408 of the applicable Uniform Commercial Code, (e) Vehicles, (f) real estate leasehold interests, (g) Investment Property solely to the extent excluded by the proviso in Section 3.01 and (h) any other asset, if any, specifically identified from time to time by the Administrative Agent and the Borrower in writing in connection with the determination by the Administrative Agent pursuant to the last sentence of Section 5.9 of the Credit Agreement.

          (b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property" in any such financing statements. Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

          The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or to file such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

          (c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent and the Secured Parties that:

               (a) Each Grantor has good and valid rights in and title to the
          Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

               (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein (including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor) is correct and complete as of the Closing Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Sections 5.6 or 5.9 of the Credit Agreement, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Closing Date to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed agreement in the form hereof and containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights have been delivered to the Administrative Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. Section 261, 15 U.S.C. Section 1060 or 17 U.S.C. Section 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

               (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all
          Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement.

               (d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to
          Section 6.2 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United

          States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement. None of the Grantors hold any Commercial Tort Claim except as indicated on the Perfection Certificate.

Covenants. (d) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral as is prudent in the conduct of its business, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the Administrative Agent may request, to prepare and deliver as soon as reasonably practicable to the Administrative Agent a duly certified schedule or schedules in form and detail satisfactory to the Administrative Agent showing the identity, amount and location of any and all Article 9 Collateral.

          (e) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.2 of the Credit Agreement.

          (f) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument in excess of $200,000, such note or instrument shall be promptly pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.

          Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may, in the Administrative Agent's judgment, constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any material inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct in all material respects with respect to such Collateral within 30 days after the date it has been notified by the Administrative Agent of the specific identification of such Collateral.

          (g) The Administrative Agent and such persons as the Administrative Agent may designate shall have the right, at the Grantors' own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the
Article 9 Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.7 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors (only during the existence of a Default) or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party. The Administrative Agent acknowledges that certain of the Collateral may be held at employees and customers of the Grantors and that disclosure of the locations of such Collateral may be burdensome to the Grantors. The Administrative Agent acknowledges (i) that it will take into account the burden to the Grantors in providing such locations before requesting that the Guarantors disclose such locations and (ii) that such disclosure may not be fully accurate upon delivery because of the movement of the Grantors' employees; provided, however, that the Grantors shall use commercially reasonable efforts to provide accurate disclosure.

          (h) At its option, the Administrative Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to Section 6.2 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

          (i) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account in excess of $200,000, such Grantor shall promptly assign such security interest to the Administrative Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

          (j) As between each Grantor, the Administrative Agent and the Secured Parties, each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

          (k) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by Section 6.2 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral, except as expressly permitted by Sections 6.3 and 6.5 of the Credit Agreement.

          (l) None of the Grantors will, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9

Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises, compoundings or settlements granted or made in good faith in the prudent conduct of the business of such Grantor.

          (m) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Section 5.2 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Credit Agreement or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

          (n) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Administrative Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

          (o) Each Grantor agrees to notify the Administrative Agent promptly in writing upon learning that any of the Article 9 Collateral constitutes, or is the Proceeds of, Farm Products.

          (p) Each Grantor agrees to notify the Administrative Agent promptly in writing upon learning that any obligor on any Receivable is a Governmental Authority. Notwithstanding the foregoing, the Administrative Agent hereby acknowledges EdiX Corporation's contract with (i) the Department of Veterans Affairs Medical Center and (ii) Fleet and Industrial Supply Center, a division of the United States Navy.

Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor's own expense, to take the following actions with respect to the following Article 9 Collateral:

               (a) Instruments. If any Grantor shall at any time hold or acquire any Instruments in excess of $200,000, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

               (b) Deposit Accounts. For each Deposit Account that any Grantor at any time opens or maintains, such Grantor shall, on or prior to December 31, 2004 (or such later date not beyond January 31, 2005 as the Administrative Agent may agree in its sole discretion) with respect to Deposit Accounts in existence on the date hereof and within 60 days (or such time as the Administrative Agent may agree in its sole discretion) after opening or acquiring any Deposit Account with respect to Deposit Accounts opened or acquired after the date hereof, either (i) cause the depositary bank to agree to comply at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor or any other person, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, or (ii) arrange for the Administrative Agent to become the customer of the depositary bank with respect to the Deposit Account, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such Deposit Account. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to (A) any Deposit Account for which any Grantor, the depositary bank and the Administrative Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Administrative Agent for the specific purpose set forth therein, (B) Deposit Accounts for which the Administrative Agent is the depositary, (C) Deposit Accounts of which all or a substantial portion of the funds on deposit are used for funding (i) payroll, (ii) 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation,
          (iii) health care benefits (e.g., imprest accounts) and (iv) escrow arrangements (e.g., environmental indemnity accounts) and (D) other Deposit Accounts with an aggregate balance of all funds in all such other Deposit Accounts for all Grantors not in excess of $1,000,000 at any time.

               (c) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (a) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (b) arrange for the Administrative Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (a) cause such Securities Intermediary or Commodity Intermediary, as the case may be, to agree to comply with Entitlement Orders or other instructions from the Administrative Agent to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such Commodity

          Intermediary, in each case without further consent of any Grantor or such nominee, or (b) in the case of Financial Assets (as governed by Article 8 of the New York UCC) or other Investment Property held through a Securities Intermediary, arrange for the Administrative Agent to become the Entitlement Holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this paragraph shall not apply to any Financial Assets credited to a Securities Account for which the Administrative Agent is the Securities Intermediary.

               (d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any "Transferable Record" as that term is defined in
          Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may request to vest in the Administrative Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be,
          Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent's loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

               (e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

               (f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim, the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Administrative Agent.

Covenants regarding Patent, Trademark and Copyright Collateral. (q) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit do to any act, whereby any Patent that is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

          (r) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

          (s) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright that is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

          (t) Each Grantor shall notify the Administrative Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright that is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

          (u) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, with respect to any of the same which is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, unless it promptly informs the Administrative Agent, and, upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

          (v) Each Grantor will take all necessary steps that it deems appropriate under the circumstances and are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to any Patent, Trademark and/or Copyright (and to obtain the relevant grant or registration) that is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

          (w) In the event that any Grantor knows or has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright that is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral. Such Grantor may discontinue or settle any such suit or other action if the Grantor deems such discontinuance or settlement to be appropriate in its reasonable business judgment.

          (x) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, at the request of the Administrative Agent, use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor's right, title and interest thereunder to the Administrative Agent or its designee.

                                   ARTICLE V

                                    Remedies

Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and the Grantors hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                  The Administrative Agent shall give the applicable Grantors 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Administrative Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the
Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

Securities Act, etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable "blue sky" or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with such number of purchasers as the Administrative Agent determines to be reasonable to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

Certain Matters Relating to Receivables. (a) At any time during the continuance of an Event of Default, the Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time during the continuance of an Event of Default, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

         (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 5.02, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

Communications with Obligors; Grantors Remain Liable.(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

         (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

         (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 5.05 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.02.

Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                                   ARTICLE VI

                    Indemnity, Subrogation and Subordination

Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in
Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section
6.02 shall be subrogated to the rights of such Claiming Guarantor under Section
6.01 to the extent of such payment.

Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

               (b) Each of the Borrower and the Subsidiary Guarantors hereby agrees that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

                                  ARTICLE VII

                                  Miscellaneous

Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.1 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Borrower as provided in
Section 9.1 of the Credit Agreement.

Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or the Aggregate L/C Exposure does not equal zero and so long as the Commitments have not expired or terminated.

Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Administrative Agent's Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.5 of the Credit Agreement.

               (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related out of pocket expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby or thereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

               (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest at the rate specified in Section
2.6 of the Credit Agreement.

Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent's name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Waivers; Amendment. (d) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

               (e) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.8 of the Credit Agreement.

WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Jurisdiction; Consent to Service of Process. (f) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

               (g) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the Loan Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (h) Each of the Loan Parties hereby irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of the Administrative Agent to serve process in any other manner permitted by law.

Termination or Release. (i) This Agreement, the Guarantees, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations then due and owing have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the aggregate L/C Exposure has been reduced to zero and the Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

               (j) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the Borrower.

               (k) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not the Borrower or a Guarantor, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.8 of the Credit Agreement, the security interest in such Collateral shall be automatically released and the Administrative Agent will confirm such release in writing promptly after written request therefor.

               (l) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor's expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Administrative Agent. Without limiting the provisions of Section 7.06, the Borrower shall reimburse the Administrative Agent upon demand for all costs and out of pocket expenses, including the fees, charges and disbursements of counsel, incurred by it in connection with any action contemplated by this Section 7.15.

Additional Grantors. Pursuant to Section 5.9 of the Credit Agreement, each Domestic Subsidiary of a Loan Party that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter in this Agreement as a Subsidiary Guarantor upon becoming such a Subsidiary. Upon execution and delivery by the Administrative Agent and a Domestic Subsidiary of a supplement in the form of Exhibit A hereto, such Domestic Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Right of Setoff. If an Event of Default shall have occurred and is continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Acknowledgments. Each Grantor hereby acknowledges that:

               (m) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

               (n) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (o) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     ________________,

                                     By:  _____________________________
                                            Name:
                                            Title:

                                     ---------------,

                                     By:  _____________________________
                                            Name:
                                            Title:


                                     _____________________

                                     By:  _____________________________
                                            Name:
                                            Title:



                                     JPMORGAN CHASE BANK



                                     By:  _____________________________
                                            Name:
                                            Title:


The undersigned hereby (i) acknowledges and agrees that upon the effectiveness of the Merger, it will succeed by operation of law to all of the rights and obligations of the Borrower set forth herein and that all references herein to the "Borrower" shall thereupon be deemed to be references to the undersigned and
(ii) authorizes the filing by the Administrative Agent of any financing statements naming _______. as a Debtor

__________________


By:  ____________________________
      Name:
      Title:

                                                                       EXHIBIT D

                         FORM OF PERFECTION CERTIFICATE

         Reference is made to (a) the Credit Agreement dated as of November __, 2004 (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement"), among Spheris Holding II, Inc. ("Holdings"), Spheris Holding, Inc., (the "Borrower"), the lenders named therein (the "Lenders") and JPMorgan Chase Bank, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and (b) the Guarantee and Collateral Agreement dated as of November __, 2004 among the Borrower, Holdings and the Subsidiaries identified therein (the "Guarantors"). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Security Documents referred to therein, as applicable.

         The undersigned, a Financial Officer and general counsel, respectively, of the Borrower, hereby certify to the Administrative Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of formation, is as follows:

         (b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

         (c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

         (d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

         (e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

          Grantor                   Mailing Address                 County                  State
          -------                   ---------------                 ------                  -----


          (b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):

          Grantor                   Mailing Address                 County                  State
          -------                   ---------------                 ------                  -----


          (c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

                   Grantor:                                             Jurisdiction:
                   --------                                             -------------


2

          (d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Equipment or other Collateral not identified above:

          Grantor                   Mailing Address                 County                  State
          -------                   ---------------                 ------                  -----


          (e) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b), (c) or
(d) above:

          Grantor                   Mailing Address                 County                  State
          -------                   ---------------                 ------                  -----


          (f) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

          Grantor                   Mailing Address                 County                  State
          -------                   ---------------                 ------                  -----



3. Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located and, to the extent any of the collateral is comprised of fixtures, timber to be cut or as extracted collateral from the wellhead or minehead, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interest of the Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7 is each equity investment of Holdings, the Borrower or any Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

8. Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes and other evidence of indebtedness held by Holdings, the Borrower and each Subsidiary that are required to be pledged under the Guarantee and Collateral Agreement, including all applicable intercompany notes between Holdings and each Subsidiary of Holdings and each Subsidiary of Holdings and each other such Subsidiary.

9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all advances made by the Borrower to any Subsidiary of the Borrower or made by any Subsidiary of the Borrower to the Borrower

2


or to any other Subsidiary of the Borrower (other than those identified on Schedule 8), which advances are on the date hereof evidenced by one or more intercompany notes pledged to the Administrative Agent pursuant to the requirements of the Guarantee and Collateral Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Borrower or any Subsidiary of the Borrower.

10. Intellectual Property. Attached hereto as Schedule 10(A) in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor's Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by any Grantor. Attached hereto as Schedule 10(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor's Copyrights and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by any Grantor.

2


         IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this __ day of November 2004.

                                                     SPHERIS HOLDING, INC.,



by

---------------------------
Name:
Title:

                                                                       EXHIBIT F


After recording please return to:       [FORM OF MORTGAGE: THIS FORM OF MORTGAGE
Simpson Thacher & Bartlett LLP          MAY BE MODIFIED TO THE EXTENT REASONABLY
425 Lexington Avenue                    REQUESTED BY THE BORROWER OR THE
New York, New York 10017                ADMINISTRATIVE AGENT IN ORDER TO CONFORM
Attention: Cynthia Parker               TO THE LEGAL REQUIREMENTS OF THE
                                        JURISDICTION IN WHICH THE MORTGAGE WILL
                                        BE RECORDED]







--------------------------------------------------------------------------------

          MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS,
                               AND FIXTURE FILING

                                     made by

                               [________________]

                                   Mortgagor,


                                       to


                              JPMORGAN CHASE BANK,
                       as Administrative Agent, Mortgagee


                         Dated as of ________ ___, 20__



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
Background....................................................................1

Granting Clauses..............................................................1

Terms and Conditions..........................................................4
         1.    Defined Terms..................................................4
         2.    Warranty of Title..............................................5
         3.    Payment of Obligations.........................................5
         4.    Requirements...................................................5
         5.    Payment of Taxes and Other Impositions.........................5
         6.    Insurance......................................................6
         7.    Restrictions on Liens and Encumbrances.........................6
         8.    Due on Sale and Other Transfer Restrictions....................6
         9.    Condemnation/Eminent Domain....................................6
         10.   Leases.........................................................6
         11.   Further Assurances.............................................6
         12.   Mortgagee's Right to Perform...................................6
         13.   Remedies.......................................................7
         14.   Right of Mortgagee to Credit Sale..............................8
         15.   Appointment of Receiver........................................8
         16.   Extension, Release, etc........................................9
         17.   Security Agreement under Uniform Commercial Code...............9
         18.   Assignment of Rents...........................................10
         19.   Additional Rights.............................................11
         20.   Notices.......................................................11
         21.   No Oral Modification..........................................11
         22.   Partial Invalidity............................................11
         23.   Mortgagor's Waiver of Rights..................................11
         24.   Remedies Not Exclusive........................................13
         25.   Multiple Security.............................................13
         26.   Successors and Assigns........................................14
         27.   No Waivers, etc...............................................14
         28.   Governing Law, etc............................................14
         29.   Certain Definitions...........................................15
         30.   Last Dollars Secured; Priority................................15
         31.   Release.......................................................15
         32.   MAXIMUM SECURED AMOUNT........................................15

        MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND
                                 FIXTURE FILING


         THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING, dated as of __________ ___, 20__ is made by _____________, a
Delaware corporation ("Mortgagor"), whose address is c/o Suite 200, 720 Cool Springs Boulevard, Franklin, Tennessee 37067, Attention: _______to JPMORGAN CHASE BANK, as Administrative Agent (in such capacity, "Mortgagee") whose address is JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 10th Floor, Houston, TX, 77002 Attention: [James DeLeon]. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

         A. Spheris Holding Corporation and Spheris Holding, Inc. ("Borrower") have entered into the Credit Agreement dated as of November __, 2004 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") with the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), ____________, as documentation agent, _________________, as syndication agent, and Mortgagee. The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein.

         B. Mortgagor is the owner of the fee simple estate in the parcel(s) of real property described on Schedule A attached (the "Land) and owns the buildings, improvements, structures and fixtures now or subsequently located on the Land (the "Improvements"; the Land and the Improvements being collectively referred to as the "Real Estate").

         C. Pursuant to the terms and conditions of the Credit Agreement, inter alia: (1) the Term Loan Lenders have severally agreed to make certain Term Loans to Borrower in the original aggregate principal amount of up to $75,000,000; (2) the Revolving Credit Lenders have severally agreed to make certain Revolving Loans to Borrower in the original aggregate principal amount of up to $25,000,000 (the "Revolving Facility"); and (3) the Swingline Lender has agreed to extend certain Swingline Loans not to exceed $5,000,000 in the aggregate and the issuances of which shall reduce the availability of the Revolving Credit Borrowing.

         D. It is a condition, among others, to the obligations of the Lenders to make the Loans and enter into any Hedge Agreement that Mortgagor secure its obligations under the Guarantee and Collateral Agreement dated as of the date hereof in favor of Mortgagee (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Guarantee and Collateral Agreement") pursuant to which Mortgagor guaranteed the obligations of Borrower under the Credit Agreement and the other Loan Documents, by executing and delivering this Mortgage. Mortgagor will receive substantial direct and indirect benefit from the extensions of credit made to Borrower pursuant to the Credit Agreement.

                                Granting Clauses

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees that to secure the following (collectively, the "Obligations"):

                  (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding),

                  (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents,

                  (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to the Guarantee and Collateral Agreement and each of the other Loan Documents, and

                  (d) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into unless such Hedging Agreement provides the obligations thereunder are not "Obligations" as defined in the Guarantee and Collateral Agreement

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO
MORTGAGEE:

                  (a) the Land;

                  (b) all right, title and interest Mortgagor now has or may hereafter acquire in and to the Improvements or any part thereof, and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

                  (c) all right, title and interest of Mortgagor in, to and under all easements, rights of way, licenses, operating agreements, abutting strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and flowage rights, development rights, air rights, mineral and soil rights, plants, standing and fallen timber, and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                  (d) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings, appliances and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (d) being referred to as the "Equipment");

                  (e) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further deed, conveyance, assignment or other act by Mortgagor;

                  (f) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

                  (g) subject to the terms of the Credit Agreement, all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

                  (h) to the extent not prohibited under the applicable contract, consent, license or other item unless the appropriate consent has been obtained, all right, title and interest of Mortgagor in and to
         (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements and options relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof, and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate; and

                  (i) all proceeds, both cash and noncash, of the foregoing;

                  (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (a) through (c) are collectively referred to as the "Premises", and those described in the foregoing clauses (a) through (i) are collectively referred to as the "Mortgaged Property").

                  TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed, provided, however, that the condition of this Mortgage is such that if the Obligations are fully paid and performed, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

                  This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Secured Parties for the benefit of Borrower, and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

                              Terms and Conditions

         Defined Terms. Capitalized terms used herein (including in the "Background" and "Granting Clauses" sections above) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement and the Guarantee and Collateral Agreement, as applicable. References in this Mortgage to the "Default Rate" shall mean the interest rate applicable pursuant to
Section 2.7 of the Credit Agreement. References to the "Secured Parties" shall mean the collective reference to (i) the Lenders (including any Issuing Lender in its capacity as Issuing Lender), (ii) the Mortgagee, (iii) each counterparty to any Hedging Agreement with a Loan Party that either (a) is in effect on the Closing Date if such counterparty is a Lender or an Affiliate of a Lender as of the Closing Date or (b) is entered into after the Closing Date if such counterparty is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, (iv) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (v) the successors and assigns of each of the foregoing.

                  Warranty of Title. Mortgagor warrants that it has good record title in fee simple to the Real Estate, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and any other lien or encumbrance as permitted by Section 6.2 of the Credit Agreement (the "Permitted Exceptions"). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities (not including the holders of the Permitted Exceptions). Mortgagor represents and warrants that it has the right to mortgage the Mortgaged Property.

                  Payment of Obligations. Mortgagor shall pay and perform the Obligations at the times and places and in the manner specified in the Loan Documents.

                  Requirements. Mortgagor shall promptly comply with all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except where a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         Payment of Taxes and Other Impositions. (a) Promptly when due or prior to the date on which any fine, penalty, interest or cost may be added thereto or imposed, Mortgagor shall pay and discharge all taxes, charges and assessments of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Real Estate, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Real Estate, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to herein as the "Impositions"), except where otherwise permitted under Section 5.3 of the Credit Agreement. Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee evidence reasonably acceptable to Mortgagee showing the payment of any such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

         (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due, and add to the Obligations the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

         Insurance. (c) Mortgagor shall maintain insurance policies in connection with the Real Estate in such form and amounts, covering such risks, issued by such companies and otherwise in the manner and to the extent required pursuant to Section 5.2 of the Credit Agreement.

                  (d) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged, to the extent required by Section 5.6 of the Credit Agreement, Mortgagor shall give prompt notice thereof to Mortgagee. All insurance proceeds paid or payable in connection with any damage or casualty to the Real Estate shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

                  (e) To the extent required under Section 5.2(e) of the Credit Agreement, Mortgagor shall notify the Mortgagee immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained on the Mortgaged Property under Section 5.2 of the Credit Agreement is taken out by the Mortgagor; and Mortgagor shall promptly deliver to the Mortgagee a duplicate original copy of such policy or policies.

                  Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions or as permitted by the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

                  Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

                  Condemnation/Eminent Domain. Promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any material portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. All awards and proceeds relating to such condemnation shall be deemed proceeds from a Recovery Event and applied in the manner specified in the Credit Agreement.

                  Leases. Except as expressly permitted under the Credit Agreement, Mortgagor shall not (a) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (b) execute or permit to exist any Lease of any of the Mortgaged Property.

                  Further Assurances. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees promptly upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee by this Mortgage.

                  Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, within the applicable grace period, if any, provided for in the Credit Agreement or the Guarantee and Collateral Agreement, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time upon 5 days' notice to Mortgagor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

         Remedies. (f) Upon the occurrence and during the continuance of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

                           (i) Mortgagee may, to the extent permitted by
                  applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Credit Agreement, the Guarantee and Collateral Agreement or any other Loan Document, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment; and

                           (ii) Mortgagee may personally, or by its agents,
                  attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

                  (g) In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

                  (h) Upon the occurrence and during the continuance of any Event of Default resulting from any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

                  (i) It is agreed that if an Event of Default shall occur and be continuing, any and all proceeds of the Mortgaged Property received by Mortgagee shall be held by Mortgagee for the benefit of the Secured Parties as collateral security for the Obligations (whether matured or unmatured), and shall be applied in payment of the Obligations, in the following order:

                  First, to the payment of all costs and expenses incurred by the Mortgagee (in its capacity as such hereunder or under any other Loan Document) in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Mortgage, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Mortgagee hereunder or under any other Loan Document and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  Second, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  Third, to the Borrower, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.


                  Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefore, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage, the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

                  Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral or the interest of Mortgagor therein as security for the Obligations, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, without requiring the posting of a surety bond, and without reference to the adequacy or inadequacy of the value of the Mortgaged Property or the solvency or insolvency of Mortgagor or any other party obligated for payment of all or any part of the Obligations, and whether or not waste has occurred with respect to the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefore (except as may be required by law). Any such receiver or receivers or manager shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

         Extension, Release, etc. (j) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, to the extent permitted elsewhere under the Loan Documents, from time to time and without notice, agree to (i) release any person liable for the indebtedness borrowed or guaranteed under the Loan Documents, (ii) extend the maturity or alter any of the terms of the indebtedness borrowed or guaranteed under the Loan Documents or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto.

                  (k) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                  (l) If Mortgagee shall have the right to foreclose this Mortgage or to direct a power of sale, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage (or direct the sale of the Mortgaged Property, as the case may be) subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Mortgaged Property, or to terminate such tenant's rights in such sale will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

                  (m) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

         Security Agreement under Uniform Commercial Code. (n) It is the intention of the parties hereto that this Mortgage shall constitute a "security agreement" within the meaning of the Uniform Commercial Code (the "Code") of the State of Indiana. If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property

(including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

                  (o) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-334a and 9a-502 of the Code; (iii) Mortgagor is the record owner of the Land; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

         Assignment of Rents. (p) Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are fully paid and performed, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and during the continuance of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence and during the continuance of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of such part of the Mortgaged Property as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

                  (q) Mortgagor has not affirmatively done any act which would =prevent Mortgagee from, or limit Mortgagee in, acting under any of the provisions of the foregoing assignment.

                  (r) Except for any matter disclosed in the Credit Agreement, no action has been brought or, so far as is known to Mortgagor, is threatened, which would interfere in any way with the right of Mortgagor to execute the foregoing assignment and perform all of Mortgagor's obligations contained in this Section and in the Leases.

                  Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall Mortgagor consent to any holder of any subordinate lien or subordinate deed of trust joining any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders and the mortgagees and beneficiaries under subordinate mortgages are subject to and notified of this provision, and any action taken by any such lienholder or beneficiary contrary to this provision shall be null and void. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

                  Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of
Section 9.1 of the Credit Agreement to Mortgagor and to Mortgagee as specified therein.

                  No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of
Section 9.8 of the Credit Agreement. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

                  Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of any Loan Document, the obligations of Mortgagor and of any other obligor under any Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

         Mortgagor's Waiver of Rights. (s) Mortgagor hereby voluntarily and knowingly releases and waives any and all rights to retain possession of the Mortgaged Property after the occurrence of an Event of Default hereunder and any and all rights of redemption from sale under any order or decree of foreclosure (whether full or partial), pursuant to rights, if any, therein granted, as allowed under any applicable law, on its own behalf, on behalf of all persons claiming or having an interest (direct or indirectly) by, through or under each constituent of Mortgagor and on behalf of each and every person acquiring any interest in the Mortgaged Property subsequent to the date hereof, it being the intent hereof that any and all such rights or redemption of each constituent of Mortgagor and all such other persons are and shall be deemed to be hereby waived to the fullest extent permitted by applicable law or replacement statute. Each constituent of Mortgagor shall not invoke or utilize any such law or laws or otherwise hinder, delay, or impede the execution of any right, power, or remedy herein or otherwise granted or delegated to Mortgagee, but shall permit the execution of every such right, power, and remedy as though no such law or laws had been made or enacted.

                  (t) To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature (except as expressly provided in the Credit Agreement) or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Mortgagee of the foreclosure rights, power of sale, or other rights hereby created. Nothing in this Mortgage shall be deemed to constitute a waiver by the Mortgagor of the time limitations on issuance of process under a judgment or decree of foreclosure set out in Ind. Code Section 32-29-7-5 or any successor provision of the Indiana Code.

                  Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's rights to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, as the case may be. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "Mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

                  Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the indebtedness borrowed pursuant to or guaranteed by the Loan Documents, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage, nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings or the occurrence of any sale in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

                  Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee, and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in the sole discretion of either of them such a waiver is deemed advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee and its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

                  No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien or deed of trust.

                  Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the of Indiana, , without regard to principles of conflict of law, except that Mortgagor expressly acknowledges that by their respective terms the Loan Documents shall be governed and construed in accordance with the laws of the State of New York, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State.

                  Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor agent for the Lenders," the word "person" shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

                  Last Dollars Secured; Priority. This Mortgage secures only a portion of the indebtedness owing or which may become owing by Mortgagor to the Secured Parties. The parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties' intent that the portion of the indebtedness last remaining unpaid shall be secured hereby. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

                  Release. Supplementing the provisions of Section 9.18 of the Credit Agreement, if any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by any Mortgagor in a transaction permitted by the Credit Agreement and the Net Cash Proceeds are applied in accordance with the terms of the Credit Agreement, or otherwise consented to by Mortgagee, then the Mortgagee, at the request and sole expense of such Mortgagor, shall execute and deliver to such Mortgagor, in form suitable for recording, all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property. The Mortgagor shall deliver to the Mortgagee, at least five Business Days prior to the date of the proposed release, a written request for release identifying the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Mortgagor stating that such transaction is in compliance with, and permitted by, the Credit Agreement and the other Loan Documents or otherwise consented to by Mortgagee.

                  MAXIMUM SECURED AMOUNT. (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, MORTGAGOR HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS SECURED BY THIS MORTGAGE INCLUDE, AND THAT THIS MORTGAGE IS GIVEN TO SECURE, ADVANCES THAT MAY BE MADE BY MORTGAGEE OR LENDERS TO MORTGAGOR AND OBLIGATIONS TO MORTGAGEE OR LENDERS THAT MAY BE INCURRED BY MORTGAGOR AFTER THE EXECUTION OF THIS MORTGAGE ("FUTURE ADVANCES") AND THAT THIS MORTGAGE SHALL SECURE ALL FUTURE

ADVANCES OF EVERY KIND AND WHENEVER OCCURRING, PROVIDED HOWEVER, THAT THE MAXIMUM AMOUNT OF UNPAID FUTURE ADVANCES OUTSTANDING AT ANY ONE TIME SHALL NOT EXCEED $_____________________________ SUCH MAXIMUM AMOUNT BEING STATED HEREIN PURSUANT TO AND IN ACCORDANCE WITH INDIANAN CODE Section -32-29-1-10 AND NOT BEING A COMMITMENT BY MORTGAGEE OR THE SECURED PARTIES TO MAKE FUTURE ADVANCES, AND PROVIDED, FURTHER, THAT THE MAXIMUM PRINCIPAL AMOUNT OF THE INDEBTEDNESS SECURED BY THIS MORTGAGE AT ANY ONE TIME IN ALL EVENTS SHALL NOT EXCEED $______________. SUCH LIMITATION SHALL NOT LIMIT THE SECURITY OF THIS MORTGAGE WITH RESPECT TO (I) INTEREST ON THE AFORESAID MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS AT THE RATES PROVIDED IN THE DEBT DOCUMENTS, (II) AFTER A DEFAULT BY MORTGAGOR TO PAY OR PERFORM SAME, SUMS TO PAY IMPOSITIONS AS PROVIDED FOR HEREIN, (III) AFTER A DEFAULT BY MORTGAGOR TO PAY OR PERFORM SAME, SUMS TO PAY PREMIUMS ON INSURANCE POLICIES COVERING THE MORTGAGED PROPERTY AS PROVIDED FOR HEREIN, (IV) EXPENSES INCURRED IN UPHOLDING OR ENFORCING THE LIEN OF THIS MORTGAGE, INCLUDING, BUT NOT LIMITED TO, THE EXPENSES OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS MORTGAGE, (V) AFTER DEFAULT BY MORTGAGOR TO PAY OR PERFORM SAME, EXPENSES INCURRED TO PROTECT THE MORTGAGED PROPERTY, (VI) ANY AMOUNT, COSTS OR CHARGE TO WHICH MORTGAGEE BECOMES SUBROGATED, UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY AND (VII) ANY OTHER AMOUNT SECURED BY THIS MORTGAGE WHICH IF NOT LIMITED BY SUCH LIMITATION WOULD NOT RENDER THIS MORTGAGE INDEFINITE OR INCREASE THE AMOUNT OF MORTGAGE RECORDING TAXES, IF ANY, PAYABLE WITH RESPECT TO THIS MORTGAGE. Mortgagor will pay all applicable mortgage recording tax incurred in connection with the recordation of this Mortgage.

                  This Mortgage has been duly executed by Mortgagor on _________ ___, 2004 and is intended to be effective as of such date.


                                          [____________]


                                          By:_____________________
                                             Name:
                                             Title:

STATE OF __________)
                             :  ss.:
COUNTY OF ____________)


         Before me, a Notary Public in and for State of _____________and a resident of County, ____________, personally appeared ______________ of [____________] a Delaware corporation, who acknowledged execution of the foregoing Mortgage as such ________________ for and on behalf of said Delaware corporation.

         Witness my hand and Notarial Seal this _____ day of _________, 2004.


_____________________________
Notary Public

_____________________________, Notary Public
Print Name


My commission expires:

______________________
and  I am a resident of ____________, County, __________

                                   Schedule A

                             Description of the Land

                 SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

          SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of June 13, 2005 (this "Amendment and Waiver"), to the Credit Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the several lenders from time to time parties thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (the "Administrative Agent"), UBS SECURITIES LLC, as Syndication Agent and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Financial Services, Inc., as Documentation Agent.

          WHEREAS pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower;

          WHEREAS the Borrower has requested that the Credit Agreement be waived in the manner provided for in this Amendment and Waiver, and the Lenders are willing to agree to such amendment and waiver as provided for herein; and

          WHEREAS, the Borrower believes it is not in default of its obligation to maintain a minimum Interest Coverage Ratio pursuant to Section 6.11 of the Credit Agreement for the fiscal quarter ended March 31, 2005 as a result of its receipt of a Cure Amount during the quarter ended March 31, 2005;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto hereby agree as follows:

          1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.

          2. Compliance Certificate Delivery Default. The Borrower failed to deliver in the required time period the certificate from a Financial Officer as required by Section 5.4(c) of the Credit Agreement in respect of the fiscal quarter ended March 31, 2005 ("Compliance Certificate Delivery Default"). The Lenders hereby waive any Default or Event of Default under clause (d) or (e) of
Article VII of the Credit Agreement that may have arisen as a result of the Compliance Certificate Delivery Default and any Default or Event of Default that may have arisen as a result of a breach by the Borrower of its obligations under
Section 5.5(a) of the Credit Agreement as such breach may be caused by the Compliance Certificate Delivery Default; provided, that the Borrower shall deliver such compliance certificate as required by Section 5.4(c) of the Credit Agreement on or prior to June 13, 2005.

          3. Budget Delivery Default. The Borrower failed to deliver in the required time period the detailed consolidated budget for fiscal year 2005 as required by Section 5.4(d) of the Credit Agreement (the "Budget Delivery Default"). The Lenders hereby waive any Default or Event of Default under clause
(d) or (e) of Article VII of the Credit Agreement that may have arisen as a result of the Budget Delivery Default and any Default or Event of Default that may have arisen as a result of a breach by the Borrower of its obligations under
Section 5.5(a) of the Credit Agreement as such breach may be caused by the Budget Delivery Default; provided, that the Borrower shall deliver such consolidated budget as required by Section 5.4(d) of the Credit Agreement on or prior to June 13, 2005.

          4. Interest Coverage Ratio. The Lenders hereby waive any Default or Event of Default, if any, under clause (d) or (e) of Article VII of the Credit Agreement that may have arisen as a result of the Borrower's Interest Coverage Ratio pursuant to Section 6.11 of the Credit Agreement for the fiscal quarter ended March 31, 2005 and any Default or Event of Default, if any, that may have arisen as a result of a breach by the Borrower of its obligations under Section 5.5(a) of the Credit Agreement related thereto; provided, that the Interest Coverage Ratio of the Borrower as of March 31, 2005 shall not be less than 1.60 to 1.00 computed without regard to any Cure Amount.

          5. Amendment of Sub clause (II) of Section 6.4(g)(iii)(D). Sub clause
(II) of Section 6.4(g)(iii)(D) is hereby amended and restated in its entirety as follows:

          "(II) the proceeds of Equity Interests of Holdings (other than Equity Interests designated as Permitted Sure Securities and proceeds of Equity Interests of Holdings, in each case, applied as a Cure Amount contemplated by
Article VII) and".

          6. Amendment of Article VII. Article VII of the Credit Agreement is amended by deleting the last paragraph thereof (beginning
"Notwithstanding......") and substituting therefor the following:

          Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower would otherwise fail to comply with the requirements of Section 6.11 or 6.12 (each, a "Financial Performance Covenant") at the end of any fiscal quarter, at any time during the period beginning with the first day of such fiscal quarter and ending ten days after the date on which a Compliance Certificate must be delivered for the end of such fiscal quarter or fiscal year, as applicable, Holdings shall have the right, exercisable at any time during the term of this Agreement (provided that it may not be exercised with respect to more than two fiscal quarters during any consecutive four fiscal quarter period), to issue Permitted Cure Securities (as defined below) for cash or otherwise receive cash contributions to the capital of Holdings, and to contribute any such cash to the capital of Borrower (the "Cure Right"), and upon the receipt by Borrower of such cash (the "Cure Amount") pursuant to the exercise by Holdings of such Cure Right, the Financial Performance Covenants shall be recalculated giving effect to the following pro forma adjustments:

               (i) Consolidated EBITDA shall be increased for the quarter in which such failure to comply would have otherwise occurred solely for the purpose of measuring the Financial Performance Covenants for the applicable test periods and not for any other purpose under this Agreement, by an amount equal to the lesser of (a) the Cure Amount and
          (b) the amount necessary to cure such financial covenant default; and

               (ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of all Financial Performance

          Covenants, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of any such Financial Performance Covenant that would have otherwise occurred on such date but for the application of the foregoing recalculations shall be deemed not to have occurred.

               As used in this Article VII, the term "Permitted Cure Securities" shall mean (x) an equity security of Holdings issued to the Sponsor having no mandatory redemption, repurchase, repayment or similar requirements prior to the six-month anniversary of the Term Loan Maturity Date and upon which all dividends or distributions, at the election of Holdings, may be payable in additional shares of such equity security or (y) in the case of capital contributions received by Holdings, any security issued by the parent company of Holdings to the Sponsor. A security may be a Permitted Cure Security only if it is designated as such in writing to the Administrative Agent by the Borrower or Holdings within five Business Days of the issuance thereof.

          7. No Other Amendments or Waivers; Confirmation. Except as expressly waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances.

          8. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to the waivers and amendment contained herein:

          (a) no Default or Event of Default has occurred and is continuing other than those described herein; and

          (b) the execution, delivery and performance by the Borrower of this Amendment and Waiver have been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable.

          9. Conditions Precedent to Effectiveness. This Amendment and Waiver shall become effective on the date on which the Administrative Agent shall have received counterparts hereof duly executed and delivered by the Borrower, the Required Lenders and Revolving Credit Lenders holding at least a majority in interest of the Revolving Credit Commitments.

          10. Amendment and Waiver Fee. The Borrower agrees to pay an amendment and waiver fee, for the account of each Lender that delivers an executed signature page to this Amendment and Waiver by 5:00 p.m., New York City time, on June 13, 2005, in an amount equal to 0.05% of the sum of (a) such Lender's Revolving Credit Commitment and (b) the aggregate principal amount of such Lender's outstanding Term Loans, which fee shall be payable promptly upon this Amendment and Waiver becoming effective. Failure to pay such fee shall be deemed to, and shall, constitute an Event of Default under the Credit Agreement.

          11. Expenses. The Borrower agrees to promptly pay and/or reimburse the Administrative Agent for its invoiced out-of-pocket expenses in connection with this Amendment and Waiver (including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Administrative Agent).

          12. Governing Law; Counterparts. (a) This Amendment and Waiver and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (b) This Amendment and Waiver may be executed by one or more of the parties to this Amendment and Waiver on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment and Waiver may be delivered by facsimile transmission of the relevant signature pages hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                        SPHERIS HOLDING II, INC.,


                                        By: /s/ Gregory T. Stevens
                                            ------------------------------------
                                        Name: Gregory T. Stevens
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        SPHERIS INC.


                                        By: /s/ Gregory T. Stevens
                                            ------------------------------------
                                        Name: Gregory T. Stevens
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        JPMORGAN CHASE BANK, N.A. individually
                                        and as Administrative Agent


                                        By: /s/ Stephanie Parker
                                            ------------------------------------
                                        Name: Stephanie Parker
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        UBS SECURITIES LLC, as Syndication Agent


                                        By: /s/ Daniel W. Ladd III
                                            ------------------------------------
                                        Name: Daniel W. Ladd III
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------

                                        By: /s/ Barbara S. Wang
                                            ------------------------------------
                                        Name: Barbara S. Wang
                                              ----------------------------------
                                        Title: Director and Counsel
                                               Region Americas Legal
                                               ---------------------------------



                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        individually and as Documentation Agent


                                        By: /s/ Luis Viera
                                            ------------------------------------
                                        Name: Luis Viera
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        AVENUE CLO FUND, LIMITED


                                        By: /s/ Richard D'Addario
                                            ------------------------------------
                                        Title: Senior Portfolio Manager
                                               ---------------------------------




                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        GSC PARTNERS CDO FUND V, LIMITED

                                        By: GSCP (NJ), L.P.,
                                        as Collateral Manager

                                        By /s/ Seth Katzenstein
                                           -------------------------------------
                                        Name: Seth Katzenstein
                                              ----------------------------------
                                        Title: Authorized Signatory
                                               ---------------------------------


                                        GSC PARTNERS CDO FUND IV, LIMITED

                                        By: GSCP (NJ), L.P.,
                                        as Collateral Manager

                                        By /s/ Seth Katzenstein
                                           -------------------------------------
                                        Name:  Seth Katzenstein
                                               ---------------------------------
                                        Title: Authorized Signatory
                                               ---------------------------------


                                        GSC PARTNERS GEMINI FUND LIMITED

                                        By: GSCP (NJ), L.P., as Collateral
                                        Monitor
                                        By: GSCP (NJ), INC., its General
                                        Partner

                                        By /s/ Seth Katzenstein
                                           -------------------------------------
                                        Name: Seth Katzenstein
                                              ----------------------------------
                                        Title: Authorized Signatory
                                               ---------------------------------





                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        CANYON CAPITAL CLO 2004-1 LTD.


                                        By: /s/ Joshua S. Friedman
                                            ------------------------------------
                                        Title: Manager Director
                                               ---------------------------------


                                        By: Canyon Capital Advisors LLC,
                                            a Delaware limited liability
                                            company, its Collateral Manager.


                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By: /s/ Brent A. Shepherd
                                            ------------------------------------
                                        Title: Duly Authorized Signatory
                                               ---------------------------------



                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        LONG LANE MASTER TRUST IV


                                        By: /s/ Meredith J. Koslick
                                            ------------------------------------
                                        Title: Authorized Agent
                                               ---------------------------------



                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        HARBOUR TOWN FUNDING LLC


                                        By: /s/ Meredith J. Koslick
                                            ------------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------


                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        WB LOAN FUNDING 2, LLC


                                        By: /s/
                                            ------------------------------------
                                        Title: President
                                               ---------------------------------



                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        UBS LOAN FINANCE LLC


                                        By: /s/ Wilfred V. Salor
                                            ------------------------------------
                                        Title: Director Banking Product
                                               Services, US
                                               ---------------------------------


                                        By: /s/ Joselin Fernandes
                                            ------------------------------------
                                        Title: Associate Director Banking
                                               Product Services, US
                                               ---------------------------------


                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        Sankaty Advisors, LLC as Collateral
                                        Manager for AVERY POINT CLO, LTD.,
                                        as Term Lender


                                        By: /s/ Diane J. Exter
                                            ------------------------------------
                                        Title: Managing Director
                                               Portfolio Manager
                                               ---------------------------------




                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        Sankaty Advisors, LLC as Collateral
                                        Manager for Race Point II CLO, Limited,
                                        as Term Lender


                                        By: /s/ Diane J. Exter
                                            ------------------------------------
                                        Title: Managing Director
                                               Portfolio Manager
                                               ---------------------------------



                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        Sankaty Advisors, LLC, as Collateral
                                        Manager for Loan Funding XI LLC,
                                        as Term Lender



                                        By: /s/ Diane J. Exter
                                            ------------------------------------
                                        Title: Managing Director
                                               Portfolio Manager
                                               ---------------------------------



                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.



                                        SANKATY HIGH YIELD PARTNERS II, L.P.


                                        By: /s/ Diane J. Exter
                                            ------------------------------------
                                        Title: Managing Director
                                               Portfolio Manager
                                               ---------------------------------



                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        Sankaty Advisors, LLC as Collateral
                                        Manager for Race Point CLO, Limited,
                                        as Term Lender


                                        By: /s/ Diane J. Exter
                                            ------------------------------------
                                        Title: Managing Director
                                               Portfolio Manager
                                               ---------------------------------



                                        Signature page to the SECOND AMENDMENT
                                        TO THE CREDIT AGREEMENT AND WAIVER,
                                        dated as of June 13, 2005 (this
                                        "Amendment and Waiver"), to the Credit
                                        Agreement, dated as of November 5, 2004, as amended as of December 22, 2004 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the LENDERS party thereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the
                                        "Administrative Agent"), UBS SECURITIES
                                        LLC, as Syndication Agent and MERRILL
                                        LYNCH CAPITAL, a division of Merrill
                                        Lynch Financial Services, Inc., as
                                        Documentation Agent.


                                        Sankaty Advisors, LLC as Collateral
                                        Manager for Castle Hill III CLO,
                                        Limited, as Term Lender


                                        By: /s/ Diane J. Exter
                                            ------------------------------------
                                        Title: Managing Director
                                               Portfolio Manager
                                               ---------------------------------

                       THIRD AMENDMENT TO CREDIT AGREEMENT

          THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of September __, 2005 (this "Amendment"), to the Credit Agreement, dated as of November 5, 2004, as amended on December 22, 2004 and June 13, 2005 (as so amended, the "Credit Agreement"), among SPHERIS HOLDING II, INC. ("Holdings"), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the "Borrower"), the several lenders from time to time parties thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (the "Administrative Agent"), UBS SECURITIES LLC, as Syndication Agent and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Financial Services, Inc., as Documentation Agent.

          WHEREAS pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower; and

          WHEREAS the Borrower has requested that the Credit Agreement be amended in the manner provided for in this Amendment, and the Lenders are willing to agree to such amendments as provided for herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto hereby agree as follows:

          1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.

          2. Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by inserting, in proper alphabetical order, the following new definitions:

          "Original Leverage Ratio" shall mean, for purposes of determining the Borrower's maximum Leverage Ratio for purposes of Section 6.6(a)(viii), the Leverage Ratio at the end of any fiscal quarter ending during a period set forth below set forth opposite such period:

                  Period                    Leverage Ratio
-----------------------------------------   --------------
July 1, 2005 through December 31, 2005       6.25 to 1.00
January 1, 2006 through March 31, 2006       6.00 to 1.00
April 1, 2006 through June 30, 2006          5.75 to 1.00
July 1, 2006 through September 30, 2006      5.50 to 1.00
October 1, 2006 through December 31, 2006    5.00 to 1.00

January 1, 2007 through March 31, 2007       4.75 to 1.00
April 1, 2007 through June 30, 2007          4.50 to 1.00
July 1, 2007 through September 30, 2007      4.25 to 1.00
October 1, 2007 through December 31, 2007    4.00 to 1.00
January 1, 2008 through March 31, 2008       3.75 to 1.00
April 1, 2008 through June 30, 2008          3.50 to 1.00
July 1, 2008 through September 30, 2008      3.25 to 1.00
October 1, 2008 through December 31, 2008    3.00 to 1.00
January 1, 2009 through March 31, 2009       2.75 to 1.00
April 1, 2009 and thereafter                 2.50 to 1.00

          3. Amendment to Section 6.6 (Restricted Payments). Section 6.6 is hereby amended by deleting Section 6.6(a)(viii) in its entirety and substituting therefor the following:

          "(viii) Holdings, the Borrower and its Subsidiaries may make additional Restricted Payments not in excess of $5,000,000 in the aggregate so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Borrower would be in Pro Forma Compliance (assuming for purposes of making such determination that the Leverage Ratio is less than or equal to the Original Leverage Ratio in effect at the time such determination is made)."

          4. Amendment to Section 6.11 (Interest Coverage Ratio). Section 6.11 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

          Section 6.11 Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending during any period set forth below to be less than the ratio set forth opposite such period below:

                  Period                         Ratio
-----------------------------------------   --------------
July 1, 2005 through September 30, 2005      1.50 to 1.00
October 1, 2005 through December 31, 2005    1.50 to 1.00

January 1, 2006 through March 31, 2006       1.50 to 1.00
April 1, 2006 through June 30, 2006          1.50 to 1.00
July 1, 2006 through September 30, 2006      1.60 to 1.00
October 1, 2006 through December 31, 2006    1.70 to 1.00
January 1, 2007 through March 31, 2007       1.70 to 1.00
April 1, 2007 through June 30, 2007          1.80 to 1.00
July 1, 2007 through September 30, 2007      1.90 to 1.00
October 1, 2007 through December 31, 2007    2.00 to 1.00
January 1, 2008 through March 31, 2008       2.20 to 1.00
April 1, 2008 through June 30, 2008          2.20 to 1.00
July 1, 2008 through September 30, 2008      2.40 to 1.00
October 1, 2008 through December 31, 2008    2.40 to 1.00
January 1, 2009 through March 31, 2009       2.50 to 1.00
April 1, 2009 through June 30, 2009          2.60 to 1.00
July 1, 2009 through September 30, 2009      2.70 to 1.00
October 1, 2009 through December 31, 2009    2.80 to 1.00
January 1, 2010 and thereafter               3.00 to 1.00

     ; provided, that for the purposes of determining the ratio described above for the fiscal quarter of the Borrower ending September 30, 2005, such ratio for shall be determined on the basis of Consolidated EBITDA and Consolidated Interest Expense for the period commencing January 1, 2005.

          5. Amendment to Section 6.12 (Maximum Leverage Ratio). Section 6.12 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

          Section 6.12 Maximum Leverage Ratio. Permit the Leverage Ratio at the end of any fiscal quarter ending during a period set forth below to be greater than the ratio set forth opposite such period below.

                  Period                         Ratio
-----------------------------------------   --------------
July 1, 2005 through September 30, 2005      6.25 to 1.00
October 1, 2005 through December 31, 2005    6.25 to 1.00
January 1, 2006 through March 31, 2006       6.25 to 1.00
April 1, 2006 through June 30, 2006          6.25 to 1.00
July 1, 2006 through September 30, 2006      6.00 to 1.00
October 1, 2006 through December 31, 2006    5.75 to 1.00
January 1, 2007 through March 31, 2007       5.75 to 1.00
April 1, 2007 through June 30, 2007          5.50 to 1.00
July 1, 2007 through September 30, 2007      5.25 to 1.00
October 1, 2007 through December 31, 2007    5.00 to 1.00
January 1, 2008 through March 31, 2008       4.75 to 1.00
April 1, 2008 through June 30, 2008          4.50 to 1.00
July 1, 2008 through September 30, 2008      4.25 to 1.00
October 1, 2008 through December 31, 2008    4.00 to 1.00
January 1, 2009 through March 31, 2009       3.75 to 1.00
April 1, 2009 through June 30, 2009          3.50 to 1.00
July 1, 2009 through September 30, 2009      3.50 to 1.00
October 1, 2009 through December 31, 2009    3.50 to 1.00
January 1, 2010 and thereafter               3.00 to 1.00

          6. No Other Amendments; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances.

          7. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to the waivers and amendment contained herein:

          (a) no Default or Event of Default has occurred and is continuing other than those described herein; and

          (b) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable.

          8. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date on which the Administrative Agent shall have received counterparts hereof duly executed and delivered by the Borrower, the Required Lenders and Revolving Credit Lenders holding at least a majority in interest of the Revolving Credit Commitments.

          9. Amendment Fee. The Borrower agrees to pay an amendment fee, for the account of each Lender that delivers an executed signature page to this Amendment by 5:00 p.m., New York City time, on September 21, 2005, in an amount equal to 0.20% of the sum of (a) such Lender's Revolving Credit Commitment and
(b) the aggregate principal amount of such Lender's outstanding Term Loans, which fee shall be payable promptly upon this Amendment becoming effective. Failure to pay such fee shall be deemed to, and shall, constitute an Event of Default under the Credit Agreement.

          10. Expenses. The Borrower agrees to promptly pay and/or reimburse the Administrative Agent for its invoiced out-of-pocket expenses in connection with this Amendment (including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Administrative Agent).

          11. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                                        SPHERIS HOLDING II, INC.,


                                        By: /s/ Gregory T. Stevens
                                            ------------------------------------
                                        Name: Gregory T. Stevens
                                              ----------------------------------
                                        Title: CAO
                                               ---------------------------------

                                        SPHERIS INC.


                                        By: /s/ Gregory T. Stevens
                                            ------------------------------------
                                        Name: Gregory T. Stevens
                                              ----------------------------------
                                        Title: CAO
                                               ---------------------------------

                                        JPMORGAN CHASE BANK, N.A. individually
                                        and as Administrative Agent


                                        By: /s/ Stephanie Parker
                                            ------------------------------------
                                        Name: Stephanie Parker
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        UBS SECURITIES LLC, individually and as
                                        Syndication Agent


                                        By: Signature not required
                                            ------------------------------------

                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        individually and as Documentation Agent


                                        By: /s/ Luis Viera
                                            ------------------------------------
                                        Name: Luis Viera
                                              ----------------------------------
                                        Title: Vice President
                                               ---------------------------------

                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.


                                        AVENUE CLO FUND, LIMITED


                                        By: /s/ Richard D'Addario
                                            ------------------------------------
                                        Title: Senior Portfolio Manager
                                               ---------------------------------




                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.


                                        Sankaty Advisors, LLC as Collateral
                                        Manager for AVERY POINT CLO, LTD.,
                                        as Term Lender
                                        [NAME OF LENDER]


                                        By: /s/ James F. Kellogg III
                                            ------------------------------------
                                        Title: Managing Director
                                               ---------------------------------





                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.


                                        By: Callidus Debt Partners
                                        CLO Fund III Ltd.
                                        By: Its Collateral Manager,
                                        Callidus Capital Management, LLC
                                        [NAME OF LENDER]


                                        By: /s/ Wayne Mueller
                                            ------------------------------------
                                        Title: Senior Managing Director
                                               ---------------------------------




                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.



                                        Canyon Capital CLO 2004-1 Ltd.
                                        ----------------------------------------
                                        [NAME OF LENDER]


                                        By: /s/ R. Christian B. Evensen
                                            ------------------------------------
                                        Title: Managing Director
                                               ---------------------------------

                                        By: Canyon Capital Advisors LLC,
                                            a Delaware limited liability
                                            company, its Collateral Manager




                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.


                                        Sankaty Advisors, LLC as Collateral
                                        Manager for Castle Hill III CLO,
                                        Limited, as Term Lender
                                        [NAME OF LENDER]


                                        By: /s/ James F. Kellogg III
                                            ------------------------------------
                                        Title: Managing Director
                                               ---------------------------------




                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.


                                        FRIEDBERGMILSTEIN PRIVATE CAPITAL
                                        FUND I

                                        By: /s/ James A. Feeley III
                                            ------------------------------------
                                        Name: James A. Feeley III
                                              ----------------------------------
                                        Title: Partner
                                               ---------------------------------


                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.


                                        ----------------------------------------
                                        General Electric Capital Corporation

                                        By: /s/
                                            ------------------------------------
                                        Title: Duly Authorized Signatory
                                               ---------------------------------



                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.


                                        GSC PARTNERS CDO FUND IV, LIMITED
                                        By: GSCP (NJ), L.P.,
                                        as Collateral Manager

                                        By: /s/ Harvey E. Siegel
                                            ------------------------------------
                                        Title: Authorized Signatory
                                               ---------------------------------



                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.


                                        GSC PARTNERS CDO FUND V, LIMITED
                                        By: GSCP (NJ), L.P.,
                                        as Collateral Manager

                                        By: /s/ Harvey E. Siegel
                                            ------------------------------------
                                        Title: Authorized Signatory
                                               ---------------------------------






                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.


                                        GSC PARTNERS GEMINI FUND LIMITED
                                        By: GSCP (NJ), L.P.,
                                        as Collateral Monitor
                                        By: GSCP (NJ), INC., it General
                                        Partner

                                        By: /s/ Harvey E. Siegel
                                            ------------------------------------
                                        Title: Authorized Signatory
                                               ---------------------------------






                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.


                                        HARBOUR TOWN FUNDING LLC

                                        By: /s/ Anna M. Fallent
                                            ------------------------------------
                                        Title: Assistant Vice President
                                               ---------------------------------





                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.

                                        Sankaty Advisors, LLC as Collateral
                                        Manager for Loan Funding XI LLC,
                                        as Term Lender

                                        By: /s/ James F. Kellogg III
                                            ------------------------------------
                                        Title: Managing Director
                                               ---------------------------------





                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.


                                        LONG LANE MASTER TRUST IV

                                        By: /s/
                                            ------------------------------------
                                        Title: Authorized Agent
                                               ---------------------------------




                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.

                                        Sankaty Advisors, LLC as Collateral
                                        Manager for Race Point CLO, Limited,
                                        as Term Lender

                                        By: /s/ James F. Kellogg III
                                            ------------------------------------
                                        Title: Managing Director
                                               ---------------------------------




                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.

                                        Sankaty Advisors, LLC as Collateral
                                        Manager for Race Point II CLO,
                                        Limited, as Term Lender

                                        By: /s/ James F. Kellogg III
                                            ------------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.

                                        Sankaty High Yield Partners II, L.P.

                                        By: /s/ James F. Kellogg III
                                            ------------------------------------
                                        Title: Managing Director
                                               ---------------------------------



                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.

                                        UBS Loan Finance LLC


                                        By: /s/ Wilfred V. Saint
                                            ------------------------------------
                                        Title: Director
                                               Banking Products Services, US
                                               ---------------------------------


                                        By: /s/ Christopher M. Atkin
                                            ------------------------------------
                                        Title: Associate Director
                                               Banking Products Services, US
                                               ---------------------------------




                                        Signature page to the THIRD AMENDMENT TO
                                        THE CREDIT AGREEMENT, dated as of
                                        September 12, 2005 (this "Amendment"),
                                        to the Credit Agreement, dated as of
                                        November 5, 2004, as amended on December
                                        22, 2004 and June 13, 2005 (as so
                                        amended, the "Credit Agreement"), among
                                        SPHERIS HOLDING II, INC. ("Holdings"),
                                        SPHERIS INC. (as successor to Spheris
                                        Holding, Inc.) (the "Borrower"), the
                                        LENDERS party thereto, and JPMORGAN
                                        CHASE BANK, N.A., as Administrative
                                        Agent (the "Administrative Agent"), UBS
                                        SECURITIES LLC, as Syndication Agent and
                                        MERRILL LYNCH CAPITAL, a division of
                                        Merrill Lynch Financial Services, Inc.,
                                        as Documentation Agent.

                                        WB LOAN FUNDING 2, LLC


                                        By: /s/ Diana M. Himes
                                            ------------------------------------
                                        Title: Diana M. Himes
                                               Associate
                                               ---------------------------------


                                        7